SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 6, 1997



                          THE HARTCOURT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



                                      UTAH
                 (State or other jurisdiction of incorporation)



         0011-12671                                 87-0400541 (I.R.S.
    (Commission File No.)                     (Employer Identification No.)



     19104 S. Norwalk Boulevard                           90701
         Artesia, California                            (Zip Code)
(Address of Principal Executive Office)



                         Registrant's telephone number,
                       including area code: (562) 403-1126



                                      N.A.
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On October 6, 1997 The Hartcourt Companies, Inc., a Utah Corporation (Registrant), completed the purchase of all of the outstanding stock of Pego Systems, Inc. (Pego Systems) for $2,450,000. The agreement provides for payment of $500,000 cash, $1,500,000 in Hartcourt Cos. Preferred Stock, Series C and $450,000 in restricted Hartcourt Cos. Common Stock. The $500,000 cash used in the transaction came from the sale of restricted common shares of the Registrant. The Hartcourt Cos. Preferred Stock, Series C provides for quarterly redemption of $250,000 per quarter, over the six calendar quarters following the closing date.

     Consideration for the acquisition of Pego Systems, Inc. was based on the value of the assets of Pego Systems, its earnings and cashflow potential and, above all, the goodwill that Pego Systems has generated over its 27 year existence.

     The outstanding stock of Pego Systems was acquired from Simerco Trading, Ltd. (a British Virgin Islands Company) and from Michael J. Caruana, who is also a Director of the Registrant.

     Pego Systems is a manufacturers' representative organization and also offers a full line of value added services including distribution, service, and the manufacturing of custom process equipment packages. The Company's primary focus is air and gas handling equipment. Key applications for the products and services that Pego Systems sells include pneumatic conveying, combustion process air, wastewater secondary treatment applications of aeration and digester gas mixing, bottle and can drying, contaminated soil vapor extraction, and landfill gas handling. Pego Systems' markets include the Petro-Chemical industry, most processing companies, food industry, brewing industry, cement plants and many general industrial operations, as well as waste water treatment plants. The environmental market for pollution control through vapor extraction and other means is emerging as an area of major focus for Pego Systems.

     The Registrant does not intend any changes in management and will operate Pego Systems as a wholly-owned subsidiary.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Pego Systems, Inc. for the years ended June 30, 1997 and 1996 are filed with this report as Exhibit 1.

(b) Pro forma Financial Information.

The unaudited pro forma condensed financial statements are filed with this report as Exhibits 2 & 3.

(c) Exhibits.

The exhibits to this Report are listed in the Exhibit index set forth elsewhere herein.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE HARTCOURT COMPANIES, INC.


Date: October 18, 1997                       By:________________________________
                                                 Dr. Alan Phan
                                                 President

                                 Exhibits Index

Exh.
No.
-----

1 Audited financial statements of Pego Systems, Inc. for the years ended June 30, 1997 and 1996.

2 Unaudited pro forma condensed consolidated balance sheet of Registrant as of June 30, 1997 and December 31, 1996.

3 Unaudited pro forma condensed consolidated statements of income for the six and twelve months ended June 30, 1997 and December 31, 1996, respectively.

4      Copy  of  Agreement  between  Registrant  and  the  shareholders  of Pego
       Systems, Inc. for the purchase by Registrant of all of the outstanding stock of Pego Systems, Inc.

5      Consent of Independent Accountants.

                               PEGO SYSTEMS, INC.

                          AUDITED FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1997 AND 1996

                                 C O N T E N T S


                                                                          Page

INDEPENDENT AUDITORS' REPORT...............................................1

FINANCIAL STATEMENTS

  Balance sheets as of June 30, 1997 and 1996............................. 2

  Statements of operations for the years ended
    June 30, 1997, 1996 and 1995 ......................................... 3

  Statements of changes in stockholders' equity
    for the years ended June 30, 1997, 1996 and 1995 ..................... 4

  Statements of cash flows for the years ended
    June 30, 1997, 1996 and 1995 ......................................... 5

  Notes to Financial Statements......................................... 6 - 13

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of PEGO SYSTEMS, INC.:

We have audited the accompanying balance sheets of Pego Systems, Inc., a California Corporation (the "Company"), as of June 30, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended June 30, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years ended June 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.



Harlan & Boettger, LLP

San Diego, California
August 29, 1997

                               PEGO SYSTEMS, INC.
                                 BALANCE SHEETS
                          AS OF JUNE 30, 1997 AND 1996

  ASSETS                                                1997            1996
                                                    ----------      ----------
CURRENT ASSETS
  Cash                                              $  132,659      $  215,551
  Accounts receivable, net of allowances
    of $11,009 and $8,745, respectively                681,226         304,061
  Inventory (Note C)                                   280,022         455,402
  Prepaid expenses                                           -           6,747
  Deferred tax benefit (Note I)                         29,241           9,885
                                                    ----------      ----------
  TOTAL CURRENT ASSETS                               1,123,148         991,646

PROPERTY AND EQUIPMENT, net (Note D)                 1,314,137          69,962

DEPOSITS                                                 7,002           7,002
                                                    ----------      ----------
                                                    $2,444,287      $1,068,610
                                                    ==========      ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                  $  437,974      $  458,641
  Accrued expenses                                     221,536         163,426
  Prepaid credits                                       23,842          11,750
  Current portion-Capital Lease
    Obligation (Note F)                                  6,715           6,169
  Current portion-Long-term
    Debt (Note E)                                       12,343               -
                                                    ----------      ----------
  TOTAL CURRENT LIABILITIES                            702,410         639,986

CAPITAL LEASE OBLIGATION,
   less current portion (Note F)                         6,112          13,340

DEFERRED TAX LIABILITY (Note I)                          7,104               -

LONG-TERM DEBT,
   less current portion (Note E)                     1,201,228               -
                                                    ----------      ----------
  TOTAL LIABILITIES                                  1,916,854         653,326

COMMITMENTS AND CONTINGENCIES  (Note F)

STOCKHOLDERS' EQUITY
  Common Stock, $.04 par value, 75,000 shares
    authorized, 33,000  and 25,000 shares
    issued and outstanding, respectively                 1,320           1,000
  Additional paid-in capital                            49,680               -
  Retained earnings                                    476,433         414,284
                                                    ----------      ----------
  TOTAL STOCKHOLDERS' EQUITY                           527,433         415,284
                                                    ----------      ----------
                                                    $2,444,287      $1,068,610
                                                    ==========      ==========
   The accompanying notes are an integral part of these financial statements.

                               PEGO SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995



                                            1997          1996          1995
                                         ----------    ----------    ----------
NET SALES                                $6,373,726    $6,195,473    $5,377,582

COST OF SALES                             4,649,015     4,647,214     3,779,238
                                         ----------    ----------    ----------
  Gross Profit                            1,724,711     1,548,259     1,598,344

GENERAL AND ADMINISTRATIVE EXPENSES       1,601,035     1,573,876     1,552,362
                                         ----------    ----------    ----------
  Income (loss) from operations             123,676       (25,617)       45,982

OTHER INCOME (EXPENSES)
  Interest expense                           (2,596)      (11,865)       (4,188)
                                         ----------    ----------    ----------
TOTAL OTHER INCOME (EXPENSES)                (2,596)      (11,865)       (4,188)
                                         ----------    ----------    ----------
INCOME (LOSS) BEFORE INCOME TAX
         PROVISION                          121,080       (37,482)       41,794

INCOME TAXES (Note I)                        58,931         1,256        17,869
                                         ----------    ----------    ----------
NET INCOME (LOSS)                        $   62,149    $  (38,738)   $   23,925
                                         ==========    ==========    ==========




   The accompanying notes are an integral part of these financial statements.

                               PEGO SYSTEMS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                Additional   Total      Stock-
                                 Common Stock     Paid-in   Retained   holders'
                                Shares   Amount   Capital   Earnings    Equity
                                ------   ------   -------   --------   --------
Balance, June 30, 1994             501   $1,000   $     -   $429,097   $430,097

Stock split                     24,499        -         -          -          -

Net income                           -        -         -     23,925     23,925
                                ------   ------   -------   --------   --------
Balance, June 30, 1995          25,000    1,000         -    453,022    454,022

Net loss                             -        -         -    (38,738)   (38,738)
                                ------   ------   -------   --------   --------
Balance, June 30, 1996          25,000    1,000         -    414,284    415,284

Stock issued for services
  - related party                8,000      320    49,680          -     50,000

Net income                           -        -         -     62,149     62,149
                                ------   ------   -------   --------   --------
Balance, June 30, 1997          33,000   $1,320   $49,680   $476,433   $527,433
                                ======   ======   =======   ========   ========


   The accompanying notes are an integral part of these financial statements.

                               PEGO SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995


                                                1997        1996        1995
                                             ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                          $  62,149   $ (38,738)  $  23,925
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
      Stock issued for services
        - related party                         50,000           -           -
      Depreciation and amortization             16,996       2,554      23,000
      Changes in assets and liabilities:
      (Increase) decrease in:
        Accounts receivable                   (377,165)    266,615     (18,518)
        Inventory                              175,380     (81,620)   (123,324)
        Prepaid expenses                         6,747      (6,747)      6,791
        Income tax receivable                  (29,241)          -           -
      Increase (decrease) in:
        Prepaid credits                         12,092      11,750           -
        Accounts payable                       (20,667)     42,912     140,379
        Accrued expenses                        58,110     150,348      27,126
        Deferred tax benefit                     9,885      (9,885)          -
        Deferred tax liability                   7,104           -           -
                                             ---------   ---------   ---------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                         (28,610)    337,189      79,379
                                             ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment          (47,600)    (29,462)     (6,139)
                                             ---------   ---------   ---------
NET CASH USED IN INVESTING ACTIVITIES          (47,600)    (29,462)     (6,139)
                                             ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Financing from line of credit                      -           -      75,000
  Payments on short-term debt                        -     (75,000)          -
  Payments on capital lease obligation          (6,682)       (491)          -
                                             ---------   ---------   ---------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                          (6,682)    (75,491)     75,000
                                             ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH                (82,892)    232,236     148,240

CASH, BEGINNING OF YEAR                        215,551     (16,685)   (164,925)
                                             ---------   ---------   ---------
CASH, END OF YEAR                            $ 132,659   $ 215,551   $ (16,685)
                                             =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                               PEGO SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



A.   Organization:

     Pego Systems, Inc. (the Company) was founded in 1970, as a California Corporation. The original founder, Mr. Lee Guttero, first operated a company called Lee Guttero and Associates, which he started in 1952. The Company was a manufacturer's representative for two lines of equipment, Philadelphia Gear Corporation and Coppus Engineering. In 1970, the Company was and its name changed to Pego Systems, Inc.

     Gardena, California was the original location of the Company. In 1972, Michael Caruana joined the Company as a sales engineer and operations were moved to Signal Hill, California. Mr. Caruana became president of the Company in 1978 following the retirement of Mr. Guttero. At the end of 1983, a new division of Pego was started to include a fabrication and service operation. Two major sales representatives/distribution contracts were secured following this operational change by the Company, Sutorbilt Blowers and Fuller Compressor. In 1990, due to the growth of the Company, the entire operation was moved to a larger facility located at 1196 E. Willow Street in Signal Hill, California. In 1995, the operation expanded into the adjoining building, 1198 E. Willow Street.

     In the period when the Company was on Spring Street, it grew from three persons to six. While it was located on 29th Street, it grew from six to twelve. From the move to East Willow Street in 1990, Pego had expanded its operations to Northern California and had a total of 25 persons employed.

     In 1995, Richard Greiner, the former head of Engineering, became Vice President and General Manager. The President, M. Caruana, moved to the Northern California office and took over the job of General Sales Manager, as well as President.

     Pego Systems, Inc. has evolved from a manufacturer's representative organization to also offer a full line of value added services including distribution, service, and the manufacturing of custom process equipment packages. The Company's primary product focus is air and gas handling equipment.

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)





     A.   Organization: (continued)

     Background

     Air and gas handling machinery is a vital part of the entire industrial world and holds much promise for growth. Air is used in almost every facet of industry and has unlimited application. Key applications for the products and services the Company sells include pneumatic conveying, combustion process air, wastewater secondary treatment applications of aeration and digester gas mixing, bottle and can drying, contaminated soil vapor extraction, and landfill gas handling.

     The Company's markets include the Petro-Chemical industry, most processing companies, food industry, brewing industry, cement plants and many general industrial operations, as well as waste water treatment plants. The environmental market for pollution control through vapor extraction and other means is emerging as an area of major focus for the Company.

B.   Summary of Significant Accounting Policies:

     Basis of Accounting

     The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Inventory

     Raw materials are stated at the lower of average cost or market. Work-in-process and finished goods are stated at standard cost (which approximates cost on a first-in, first-out basis) not in excess of market value.

     Accounts Receivable

     The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers, maintaining allowances for potential credit losses which, when realized, have been within management's expectations. The allowances for doubtful accounts were $11,009 and $8,745 at June 30, 1997 and 1996, respectively.

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



B.   Summary of Significant Accounting Policies: (continued)

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization of property and equipment is provided using the straight line method over estimated useful lives ranging from five to seven years. The building is depreciated over an estimated useful live of 312 years. Upon retirement or disposal of depreciated assets, the cost and related depreciation are removed and the resulting gain or loss is reflected in operations. Major renewals and betterments are capitalized while maintenance costs and repairs are expensed in the year incurred.

     Income Taxes

     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
     109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Investment and other general business tax credits are accounted for using the flow-through method whereby such credits are reflected as reductions of current tax expense in the year they are allowed for tax purposes.

     Concentration of Credit Risk

     The Company maintains its cash in bank deposit accounts at high quality financial institutions. The balances at times may exceed federally insured limits. Amounts in excess of insured limits were approximately $28,000 and $79,000 at June 30, 1997 and 1996, respectively.

     Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt or equity instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of June 30, 1997 and 1996.

C.   Inventory:

     Inventory at June 30, 1997 and 1996, consists of the following:

                                                         1997          1996
                                                       --------      --------
     Raw materials                                     $120,808      $247,056
     Work-in-process                                    159,214       208,346
                                                       --------      --------
                                                       $280,022      $455,402
                                                       ========      ========
                                       8

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



D.   Property and Equipment:

     Property and equipment at June 30, 1997 and 1996 consists of the following:

                                                          1997          1996
                                                      ----------    ---------
     Building                                         $1,213,571    $       -
     Leasehold improvements                              110,053      110,053
     Furniture and fixtures                               64,652       64,653
     Equipment                                            54,655       29,416
     Vehicles                                             38,001       38,001
     Computer equipment                                   79,236       56,874
                                                      ----------    ---------
                                                       1,560,168      298,997

     Less accumulated depreciation and amortization      246,031      229,035
                                                      ----------    ---------
                                                      $1,314,137    $  69,962
                                                      ==========    =========

     Depreciation and amortization expense for the years ended June 30, 1997 and 1996 were $16,996 and $2,554, respectively.

E.   Long-term Debt:

     Long-term debt at June 30, 1997 and 1996 consists of the following:

                                                      1997            1996
                                                   ----------      ----------
     Loan payable to individual secured
       by office building, monthly payments
       of $9,543, including interest at
       8.5%, outstanding balance due and
       payable January 1, 2025                     $1,213,571      $        -

     Less current portion                              12,343               -
                                                   ----------      ----------
                                                   $1,201,228      $        -
                                                   ==========      ==========

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)




F.   Commitment and Capital Lease Obligation:

     Operating Lease

     On June 1, 1993 Pego Systems, Inc. entered into a ten year operating lease with Novato Building Association for its warehouse located in Novato, California.

     Future minimum lease payments required under the operating lease are as follows:

                  Year ending
                    June 30,
                  -----------
                     1998                             $  10,800
                     1999                                21,600
                     2000                                21,600
                     2001                                21,600
                     2002                                21,600
                         Thereafter                      32,400
                                                      ---------
                        Total minimum lease payments   $129,600
                                                      =========

     Capital Lease

     The Company entered into a three year capital lease for a delivery vehicle. Details of the book value of the leased vehicle included in property and equipment as of June 30, 1997 and 1996 are as follows:


                                                           1997        1996
                                                         -------      -------
          Delivery vehicle, cost                         $25,134      $25,134
          Accumulated depreciation                        (5,027)        (628)
                                                         -------      -------
                                                         $20,107      $24,506
                                                         =======      =======

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)




F.   Commitment and Capital Lease Obligation: (continued)

     Future minimum lease payments required under capital lease are as follows:

              Year ending
                June 30,

                 1998                                 $ 7,591
                 1999                                   6,395
                 2000                                       -
                 2001                                       -
                 2002                                       -
                      Thereafter                            -
                                                      -------
                     Total minimum lease payments     $13,986

                     Less amount representing
                       interest                         1,159
                                                      -------
                     Present value of net minimum
                       lease payments                  12,827

                     Less current portion               6,715
                                                      -------
                                                      $ 6,112
                                                      =======

G.   Supplemental Disclosure of Cash Flow Information:

     Operating activities for years ended June 30, 1997, 1996 and 1995 reflect interest and income taxes paid as follows:

                                              1997         1996         1995
                                              ----         ----         ----
     Interest                                $2,596      $11,865      $ 4,188

     Income taxes                           $   800      $11,141      $17,869

     Non Cash Operating and Financing Activities

     In May 1996, the Company acquired a delivery vehicle through the use of a capital lease valued at $20,000.

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



G.   Supplemental Disclosure of Cash Flow Information: (continued)

     During the fiscal year 1997 the Company issued 8,000 shares of stock at $6.25 per share ($50,000) for services performed.

     On June 20, 1997 the Company purchased a building located at 1196 E. Willow Street from Michael Caruana, President of Pego Systems, Inc. The building was acquired for the existing mortgage outstanding at June 20, 1997.

H.   Employee Benefit Plans:

     The Company has a contributory profit sharing plan as defined under Sections 401(a) and 501(a) of the Internal Revenue Code. Under the plan, employees may contribute 1% to 15% of their compensation. At the discretion of the Board of Directors, the Company may contribute additional amounts to the plan on behalf of those who actively participate. Company contributions will vest over a six-year period as established in the plan. Employer matching contributions of $83,800 and $50,000 were made to the plan for the years ended June 30, 1997 and 1996, respectively.

I.   Income Taxes:

     The provision for income taxes for the years ended June 30, 1997, 1996 and 1995 are as follows:

                                                   1997       1996       1995
                                                 -------    -------    -------
       Current income taxes                      $71,183    $11,141    $17,869
       Deferred income taxes (1996 purchases)      9,885     (9,885)         -
       Deferred income taxes (1997 purchases)    (29,241)         -          -
       Deferred income taxes (depreciation)        7,104          -          -
                                                 -------    -------    -------
       Provision for income taxes                $58,931    $ 1,256    $17,869
                                                 =======    =======    =======

                               PEGO SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)





I.   Income Taxes: (continued)

     The Company has recognized deferred tax assets and liabilities for the tax effects of temporary differences at June 30, 1997 and 1996 as follows:

                                                         1997          1996
                                                        -------       ------
          Deferred tax benefit
            Inventory                                   $29,241       $9,885
            Valuation allowance                               -            -

          Current deferred tax benefit                  $29,241       $9,885

          Deferred tax liability
            Property and equipment                      $ 7,104      $     -
            Valuation allowance                               -            -

          Noncurrent deferred tax liability             $ 7,104      $     -

J.   Stockholders' Equity:

     Common Stock

     In January 1995 the board of directors and stockholders voted to split the Company's stock at 24.9 for 1, which reduced the par value from $1 per share to $.04 per share and increased the total number of outstanding shares at January 1995 from 501 shares to 25,000 shares.

K.   Subsequent Events:

     In July 1997 the Company signed a stock purchase agreement with Hartcourt Companies, Inc. ("Hartcourt") in which all of the Company's outstanding stock will be acquired with Hartcourt stock and cash. The transaction is expected to close in September 1997.

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1996
                                   (UNAUDITED)



                                                   Pro Forma
                                                  Adjustments
                                            ----------------------
                                                        Elimination
                                Historical     PEGO       Entries    Pro Forma
                               -----------  ----------  ----------  -----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents    $       822  $  259,089  $        -  $   259,911
  Accounts receivable 91,088        91,088     500,461           -      591,549
  Inventories                      311,424     275,000           -      586,424
  Prepaid consulting fees          900,000           -           -      900,000
  Note receivables-current         133,764           -           -      133,764
  Amount due from shareholder       32,356           -           -       32,356
    Interest receivable              3,877           -           -        3,877
  Other current assets                   -      14,000           -       14,000
                               -----------  ----------  ----------  -----------
   TOTAL CURRENT ASSETS          1,473,331   1,048,550           -    2,521,881
                               -----------  ----------  ----------  -----------
Property, plant, and
  equipment, net                    44,809   1,212,995           -    1,257,804
Investments                     17,906,520           -           -   17,906,520
Note receivables                 1,190,795           -           -    1,190,795
Goodwill, net                            -   1,812,990           -    1,812,990
Investment in subsidiary         2,450,000           -   2,450,000(a)         -
Other assets                         7,550     107,002           -      114,552
                               -----------  ----------  ----------  -----------
   TOTAL ASSETS                $23,073,005  $4,181,537  $2,450,000  $24,804,542
                               ===========  ==========  ==========  ===========


(a) To eliminate Hartcourt Companies investment in Subsidiary.

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1996
                                   (UNAUDITED)
                                   (Continued)



                                                  Pro Forma
                                                 Adjustments
                                           ----------------------
                                                       Elimination
                               Historical     PEGO       Entries     Pro Forma
                              -----------  ----------  ----------   -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable - current     $    56,396  $    7,000  $        -   $    63,396
  Accounts payable - trade        148,569     402,666           -       551,235
  Accrued expenses                133,747     237,601           -       371,348
  Overdraft                         5,691           -           -         5,691
  Subscription                     45,000           -           -        45,000
                              -----------  ----------  ----------   -----------
   TOTAL CURRENT LIABILITIES      389,403     647,267           -     1,036,670

Long-term debt                    524,369   1,211,242           -     1,735,611
                              -----------  ----------  ----------   -----------
   TOTAL LIABILITIES              913,772   1,858,509           -     2,772,281

Preferred Stock C                      10           -           -            10
Preferred Stock A                       5           -           -             5
Preferred Stock                        10           -           -            10
Common Stock                       11,010       1,000       1,000(a)     11,010
Additional paid-in capital     25,653,795   2,449,000   2,449,000(a) 25,653,795
Treasury Stock                   (279,928)          -           -      (279,928)
Retained deficit               (3,225,669)   (126,972)          -    (3,352,641)
                              -----------  ----------  ----------   -----------
   TOTAL STOCKHOLDERS' EQUITY  22,159,233   2,323,028   2,450,000    22,032,261
                              -----------  ----------  ----------   -----------
   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY     $23,073,005  $4,181,537  $2,450,000   $24,804,542
                              ===========  ==========  ==========   ===========

(a) To eliminate Hartcourt Companies investment in Subsidiary.

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 1997
                                   (UNAUDITED)




                                                   Pro Forma
                                                  Adjustments
                                            ----------------------
                                                        Elimination
                                Historical     PEGO      Entries     Pro Forma
                               -----------  ----------  ----------  -----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents    $   105,971  $  132,659  $        -  $   238,630
  Accounts receivable               39,359     681,226           -      720,585
  Inventories                      128,759     280,022           -      408,781
  Prepaid consulting fees          900,000           -           -      900,000
  Deposits and prepaid expenses    318,042      29,241           -      347,283
  Note receivables-current         189,091           -           -      189,091
  Amount due from shareholder       52,418           -           -       52,418
  Interest receivable               11,272           -           -       11,272
                               -----------  ----------  ----------  -----------
   TOTAL CURRENT ASSETS          1,744,912   1,123,148           -    2,868,060
                               -----------  ----------  ----------  -----------
Property, plant, and
  equipment, net                    35,264   1,226,488           -    1,261,752
Investments                     17,906,520           -           -   17,906,520
Note receivables                 1,354,947           -           -    1,354,947
Goodwill, net                            -   1,737,526           -    1,737,526
Investment in subsidiary         2,323,208           -   2,323,208(a)         -
Other assets                       516,951     107,002           -      623,953
                               -----------  ----------  ----------  -----------
   TOTAL ASSETS                $23,881,802  $4,194,164  $2,323,208  $25,752,758
                               ===========  ==========  ==========  ===========

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 1997
                                   (UNAUDITED)
                                   (Continued)



                                                  Pro Forma
                                                 Adjustments
                                           ----------------------
                                                       Elimination
                               Historical     PEGO      Entries      Pro Forma
                              -----------  ----------  ----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable - current     $    51,926  $   19,058  $        -   $    70,984
  Accounts payable - trade        192,744     379,094           -       571,838
  Other current liabilities       100,000      30,946           -       130,946
  Accrued expenses                  5,902     181,990           -       187,892
  Subscription                     89,000           -           -        89,000
                              -----------  ----------  ----------   -----------
   TOTAL CURRENT LIABILITIES      439,572     611,088           -     1,055,660

Long-term debt                    576,615   1,207,340           -     1,783,955
                              -----------  ----------  ----------   -----------
   TOTAL LIABILITIES            1,016,187   1,818,428           -     2,834,615

Preferred Stock C                      10           -           -            10
Preferred Stock A                       5           -           -             5
Preferred Stock                        10           -           -            10
Common Stock                       12,556       1,000       1,000(a)     12,556
Additional paid-in capital     26,545,093   2,450,000   2,449,000(a) 26,546,093
Treasury Stock                   (279,928)          -           -      (279,928)
Retained deficit               (3,412,131)   ( 75,264)   (126,792)   (3,360,603)
                              -----------  ----------  ----------   -----------
   TOTAL STOCKHOLDERS' EQUITY  22,865,615   2,375,736   2,353,208    22,918,143

   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY     $23,881,802  $4,194,164  $2,323,208   $25,752,758
                              ===========  ==========  ==========   ===========


(a) To eliminate Hartcourt Companies investment in Subsidiary.

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1996
                                   (UNAUDITED)


                                                  Pro Forma
                                                 Adjustments
                                            ---------------------
                                                       Elimination
                               Historical      PEGO      Entries     Pro Forma
                              -----------   ----------   --------   -----------
SALES                         $   510,692   $6,543,494   $      -   $ 7,054,186
                              -----------   ----------   --------   -----------
COST OF SALES                     797,667    4,789,554          -     5,587,221
                              -----------   ----------   --------   -----------
GROSS PROFIT                     (286,975)   1,753,940          -     1,466,965

OPERATING EXPENSES
  Depreciation & amortization     671,982      203,716          -       875,698
  General and administrative      570,774    1,665,331          -     2,236,105
                              -----------   ----------   --------   -----------
   TOTAL OPERATING EXPENSES     1,242,756    1,869,047          -     3,111,803

LOSS FROM OPERATIONS           (1,529,731)    (115,107)         -    (1,644,838)

OTHER INCOME (EXPENSES)
  Interest income                  10,100            -          -        10,100
  Relief of debt                  384,735            -          -       384,735
  Interest expense, net          (443,042)     (11,865)         -      (454,907)
                              -----------   ----------   --------   -----------
TOTAL OTHER INCOME (EXPENSES)     (48,207)     (11,865)         -       (60,072)

NET LOSS BEFORE INCOME TAXES   (1,577,938)    (126,972)         -    (1,704,910)

  Taxes on earnings                 1,800            -          -         1,800
                              -----------   ----------   --------   -----------
NET LOSS                      $(1,579,738)  $ (126,972)  $      -   $(1,706,710)
                              ===========   ==========   ========   ===========
Weighted Average Shares
  Outstanding Including
  Common Stock Equivalents      4,814,303                             4,814,303

NET LOSS PER COMMON SHARE     $      (.33)                          $      (.35)
                              ============                          ===========

                         PRO FORMA FINANCIAL INFORMATION

                 THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 1997
                                   (UNAUDITED)


                                                   Pro Forma
                                                  Adjustments
                                             ---------------------
                                                        Elimination
                                Historical      PEGO      Entries    Pro Forma
                               -----------   ----------   --------  -----------

SALES                           $  271,500   $6,373,726   $      -   $6,645,226
                               -----------   ----------   --------  -----------

COST OF SALES                      195,325    4,649,015          -    4,844,340
                               -----------   ----------   --------  -----------
GROSS PROFIT                        76,175    1,724,711          -    1,800,886

OPERATING EXPENSES
  Depreciation & amortization        5,145      116,983          -      122,128
  General and administrative       144,290    1,534,039          -    1,678,329

   TOTAL OPERATING EXPENSES        149,435    1,651,022          -    1,800,457
                               -----------   ----------   --------  -----------
LOSS FROM OPERATIONS               (73,260)      73,689          -          429

OTHER INCOME (EXPENSES)
  Interest income                   15,475            -          -       15,475
  Relief of debt                         -            -          -            -
  Other income                      25,556            -          -       25,556
  Interest expense, net            (26,400)      (2,596)         -      (28,996)
                               -----------   ----------   --------  -----------
TOTAL OTHER INCOME (EXPENSES)       14,631       (2,596)         -       12,035

NET LOSS BEFORE INCOME TAXES       (58,629)      71,093          -       12,464

  Taxes on earnings                  1,041       19,385          -       20,426

NET EARNINGS (LOSS)             $  (59,670)  $   51,708   $      -  $    (7,962)
                               ===========   ==========   ========  ===========
Weighted Average Shares
  Outstanding Including
  Common Stock Equivalents      12,029,029                           12,029,029

NET LOSS PER COMMON SHARE      $     (.005)                         $     (.001)
                               ===========                          ===========

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into on the 29th day of June, 1997, by and among the following:

     The Hartcourt Companies, a Utah corporation, ("Hartcourt") or its assignee ("Buyer");

     Michael V. Caruana ("Caruana") and Simerco, Ltd., a British Virgin Islands Corporation ("Simerco", and, together with Caruana, the "Sellers"); and

     Pego Systems, Inc., a California corporation ("Pego").

     Buyer, the Sellers, and Pego are referred to collectively herein as the "Parties."

                             PRELIMINARY STATEMENTS

1. The Sellers in the aggregate own all of the outstanding capital stock of Pego.

2. Sellers desire to sell and Buyer desires to purchase all of the shares of Pego's outstanding capital stock owned, directly or indirectly, by Sellers and any and all options, warrants, and other rights Sellers may possess to acquire any capital stock in Pego, whether conferred by contract, by statute, or by Pego's Articles of Incorporation or By-Laws, including without limitation, all shares of Pego's common stock, par value $1.00 per share, standing in the name of the Sellers in the books of the Pego (hereinafter referred to as the "Pego Stock").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

SECTION 1.              PURCHASE AND SALE OF PEGO STOCK.

     a. Basic Transaction. Subject to and in reliance upon the representations, warranties and agreements hereinafter set forth, and subject to the terms and conditions hereinafter set forth, Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Buyer, all of his or her Pego Stock, which in the aggregate constitutes all of the issued and outstanding capital stock of Pego, free and clear of all liens and encumbrances, for the consideration specified below in this Section 1.

          i. Purchase Price. Buyer agrees to pay to the Sellers at Closing (defined in Section 1.b below) a purchase price as determined pursuant to Section 1.a.i.(1) below (the "Purchase Price") and which Purchase Price shall be paid as provided in Section 1.a.i.(2) below.

               (1) The Purchase Price shall be Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars, including the consideration to be paid pursuant to the non-compete agreement under
                    Section 1.a.ii. below.

               (2) The Purchase Price shall be paid by Buyer on the Closing Date in accordance with the following order and preference:

                    (a) $500,000 of the Purchase Price to be paid by Buyer shall be paid to the Sellers by cashier's check or by wire transfer or delivery of other immediately available funds in the amount of $500,000 to be made out, or transferred to, Simerco or otherwise at the written direction of Sellers. The balance of the Purchase Price payable to the Sellers pursuant to
                         Section 1(a)(i)(1) shall be allocated among the Sellers in the following proportions:

                                                                  Proportion of
                                             Number of Pego      Purchase Price
                          Name               shares Owned        to be Allocated
                          ----               --------------      ---------------
                    Michael V. Caruana              20,000              60.6  %
                    Simerco, Ltd.                   13,000              39.4  %
                                             --------------      ---------------
                    Total Shares:                   33,000             100.0  %
                                             ==============      ===============

                    (b) $150,000 of the Purchase Price to be paid by Buyer shall be paid to the Sellers in restricted common stock of The Hartcourt Companies, Inc., $0.001 par value (the "Hartcourt Common Stock").

                    (c) $1,500,000 of the Purchase Price to be paid by Buyer shall be paid to the Sellers in the form of 1,500 shares of Redeemable Preferred Stock of The Hartcourt Companies, Inc., $1,000 stated value (the "Hartcourt Preferred Stock"). The Hartcourt Preferred Stock shall have the following rights and preferences:

                         (i) Hartcourt shall have the right to redeem all or a portion of the Hartcourt Preferred Stock at $1,000 per share at any time. In the event of any redemption by Hartcourt, Hartcourt shall first redeem shares held by Simerco, and shall not redeem shares held by Caruana until all shares held by Simerco have been redeemed, unless instructed otherwise by the Sellers, in writing.

                         (ii) On the last day of  the calendar  quarter in which
                              the Closing Date falls (the "First Redemption Date"), the holders of the Hartcourt Preferred Stock shall have the right to sell to Hartcourt, and Hartcourt shall be obligated to purchase, up to an aggregate whole number of shares of Hartcourt Preferred Stock equal to 2.75 multiplied by the number of days between and including the Closing Date and the First Redemption Date, rounded to the nearest whole share, at a price equal to $1,000 per share. Thereafter, on the last day of each calendar quarter, the holders of the Hartcourt Preferred Stock shall have the right to sell to Hartcourt, and Hartcourt shall be obligated to purchase, up to an aggregate of 250 shares of Hartcourt Preferred Stock, less the number of shares previously redeemed by Hartcourt in such calendar quarter, if any, at a price equal to $1,000 per share.

                         (iii)The Hartcourt Preferred Stock  shall  not  have  a
                              liquidation preference, any mandatory or accrued dividend rights, or voting rights except as required by law.

     ii. Non-competition Covenants. An aggregate amount of One Hundred Thousand ($100,000) Dollars, payable in Hartcourt Common Stock, shall be paid as set forth below to Caruana as consideration for Caruana's execution and delivery to Buyer at Closing of a Non-Competition Agreement in the form set forth in Exhibit 6(c) hereto. Payment hereunder shall be made to Caruana at Closing.

     iii. Employment Agreements. Buyer shall, or Buyer shall cause Pego to, enter into employment agreements with Caruana and Richard Greiner in the forms set forth in Exhibit 1(a)(iii)(a) and (b) hereto, respectively.

     iv. Bonus Plans, Health Plans, etc. Buyer shall continue all of Pego's bonus plans for management, compensation commission agreements with Pego salesmen, Pego K-1 plans and the Pego health plan, each as in effect as of the date hereof, provided that the terms of each of such plans are set forth in detail on Exhibit 1(a)(iv), and all written plans are attached to such Exhibit 1(a)(iv).

     v. Buyer shall not, and Buyer shall not cause or permit Pego to, issue, sell or transfer any shares of Pego capital stock to any party until the entire Purchase Price has been paid and all shares of Hartcourt Preferred Stock have been redeemed; provided, however, that this restriction shall not apply to issuances of shares of Pego the proceeds of which are used for Pego's growth or working capital needs.

b.   The  Closing  and  the  Closing  Date.  The  closing  of  the  transactions contemplated by this Agreement (the "Closing") shall take place at the offices of American Equities LLC, at 11400 Olympic Blvd, Suite 212, Los Angeles, California 90064, commencing at 10:00 a.m. local time on the third
     (3rd) business day following the satisfaction or waiver of all conditions (including all conditions set forth in Section 6 hereto) to the obligations of the Parties to consummate the transactions contemplated hereby, including all necessary regulatory approvals, other than conditions with respect to actions the respective Parties will take at the Closing itself or thereafter) or such other date as Buyer and the Sellers may mutually agree but not later than six months from the execution of this agreement (the "Closing Date").

     i. Deliveries at Closing. At the Closing, (i) the Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.1 and 6.3 below, (ii) Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in
          Section 6.2 below, (iii) each of the Sellers will deliver to Buyer stock certificates representing all of his or her Pego Stock, endorsed in blank or accompanied by duly executed assignment documents, and
          (iv) Buyer will deliver to each of the Sellers the consideration specified in Section 1.a. above and in the manner specified in said
          Section 1.a.

c. As used herein, the term Hartcourt Common Stock refers to restricted common stock, the certificates for which shall bear an appropriate legend restricting transfer of the shares evidenced by such certificate for a period of two years from the date of issuance. After the expiration of such two year period, the holder thereof shall be permitted to sell, in any three month period, not more than the lesser of (i) one percent of the issued and outstanding shares of Hartcourt Common Stock or (ii) the average weekly trading volume for the four weeks prior to such sale, as reported on the Nasdaq bulletin board or such other securities exchange as the common stock is then trading. All payments referred to herein which are payable in Hartcourt Common Stock shall be based on the average closing price per share of such Common Stock quoted on the Nasdaq bulletin board, or on such other securities exchange as the Common Stock is then trading, for the five trading days prior to the issuance of such shares.

SECTION 2.   REPRESENTATION AND WARRANTIES RELATING TO SELLERS AND PEGO.

     The Sellers (individually and jointly) and Pego, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 2 are current and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2). Nothing in the exhibits hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the disclosure identifies the exception with particularity and describes the relevant facts in detail. In addition, for purposes of this Agreement, the terms "reserved" or "reflected" when used with reference to financial statements shall mean an item accounted for either: (a) as an expense on the income statements included in such financial statements; or (b) as an offset to a particular asset account or as a liability on the balance sheet included in such financial statements. The terms "reserved" or "reflected" shall not mean an item which is disclosed in the notes to a financial statement and which is not also accounted for in the financial statements as contemplated in the preceding sentence.

     For purposes of this Agreement, an inaccuracy, breach or non-fulfillment of a warranty, representation or covenant shall not constitute any inaccuracy, breach or non-fulfillment hereunder unless and until the aggregate of all such inaccuracies, breaches, and non-fulfilled representations or covenants exceeds the sum of twenty thousand ($20,000) dollars. All such inaccuracies, breaches and non-fulfilled warranties, representations and covenants that would constitute an inaccuracy, breach or non-fulfillment of any representation, warranty or covenant but for the fact that, individually or in the aggregate, they do not satisfy such $20,000 threshold are hereinafter collectively described a "Nonmaterial Breaches." Once the aggregate of all Nonmaterial Breaches exceeds $20,000, then the aggregate amount of all such Nonmaterial Breaches (from the first dollar of such Nonmaterial Breaches) shall nevertheless be deemed breaches in respect of which Buyer may assert a claim pursuant to
Section 8 hereof.

     a. Organization and Standing. Pego is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted in the future. Neither the ownership of its properties nor the nature of its business requires Pego to be qualified to do business in any jurisdiction other than the State of California. Pego has delivered to Buyer complete and correct copies of its Articles of Incorporation and By-Laws. Such copies are true, correct, complete and properly executed (if applicable) and contain all amendments through the date of this Agreement, and will be true, correct and complete as of the Closing Date.

     b.   Capitalization and Ownership.

          i. The authorized capital stock of Pego consists of 75,000 shares of common stock, par value $1.00, of which 33,000 shares are issued and outstanding. There is no other class of capital stock authorized or outstanding. The issued and outstanding shares of Pego Stock are duly authorized, validly issued in compliance with applicable law, are fully paid and nonassessable and are registered in the names of the shareholders in such amounts as appearing on the stock transfer books of Pego. The outstanding Pego Stock, together with any stock options granted by Pego and any shares of capital stock issued pursuant to the exercise of any stock options, have not been issued in violation of federal and state securities laws, rules and regulations. The number of authorized, issued and outstanding shares of each class of capital stock of Pego as of the Closing Date is set forth on
               Exhibit 2(b)(i) attached hereto, together with a list of all of the shareholders of Pego and the number of shares owned by each such shareholder. Sellers have good and marketable title to the entire legal and beneficial interest in and to all of the shares of capital stock of Pego owned as of the date hereof by Sellers as set forth in Exhibit 2(b)(i) hereto and to be acquired by Buyer hereunder, all such shares of stock being free and clear of any pledge, lien, security interest, encumbrance, charge, claim or restriction whatsoever (other than restrictions imposed by federal and state securities laws). Upon completion of the transaction contemplated hereby, all of the outstanding capital stock of Pego will have been sold to Buyer and all rights of any nature whatsoever to purchase or otherwise acquire any of the capital stock of Pego shall have been terminated.

          ii. There are (i) no dividends or other distributions accrued or declared but unpaid in respect of the shares of capital stock of Pego; (ii) no outstanding contracts, subscriptions, warrants, options or other rights of any kind (including conversion, exchange or preemptive rights) to subscribe for or purchase any capital stock or other securities of Pego; (iii) no voting trusts, voting agreements or irrevocable proxies executed by Sellers or Pego; (iv) no existing rights of Sellers or any other party to require Pego to register any securities of Pego or to participate with Pego in any registration by Pego of its securities; (v) no other agreements by Sellers or Pego which provide for the purchase, sale, pledge, lien, encumbrance or other transfer of the shares of common stock of Pego or any other capital stock or securities of Pego, authorized or not, or any restrictions thereon; and (vi) no agreements, commitments or rights of Sellers, Pego or any other party to purchase, redeem or otherwise acquire any shares of Pego.

     c. Subsidiaries. Pego does not own, directly or indirectly, any capital stock or other equity or ownership or voting interest (whether controlling or not) in any corporation, trust, partnership, association or business entity of any nature whatsoever.

     d. Corporate and Individual Power; Validity of Agreements; Consents. Each of the Sellers and Pego, individually and jointly, have all requisite power and authority (including all corporate power and authority with respect to Pego under its Articles of Incorporation, Bylaws and the California General Corporation Law) to execute and deliver this Agreement and all of the agreements, instruments and other documents to be executed and delivered by any one or all of Sellers or Pego incident to the consummation of the transactions contemplated hereby ("Ancillary Documents") and to carry out and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all Ancillary Documents has been duly authorized by the Board of Directors of Pego, by Simerco as shareholder of Pego and by all of the Sellers, which are all of the shareholders of Pego. No other approval, consent, waiver or authorization of, or filing or registration with, any governmental authority or third party is required on the part of any or all of Sellers or Pego for the execution, delivery or performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. This Agreement is, and the Ancillary Documents are, duly executed and delivered by Sellers and Pego and constitute valid and binding obligations of each and all of the Seller and Pego, legally enforceable against Sellers and Pego in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally and general principle of equity.

     e. No Violation. Subject to the fulfillment of the requirements of Sections 6(a) hereof as applicable to Sellers and Pego, the execution, delivery and performance of this Agreement and the Ancillary Documents will not and do not result in any violation or breach of, be in conflict with, or constitute a default or event of default (whether by notice of lapse of time or both) or give rise to a right of termination, cancellation or acceleration under any provision of (a) the Articles of Incorporation or Bylaws of Pego, (b) any law, rule or regulation, or any judgment, decree, order, ruling, or award of any court or governmental authority, domestic or foreign, applicable to Pego or its business as conducted on the date of this Agreement and as expected to continue thereafter based on applicable law and regulations currently in existence; (c) any license, certificate or permit (all such licenses, certificates or permits are set forth in Exhibit 2(l) attached hereto) of Sellers or Pego; or (d) any agreement, contract, understanding, indenture or other instrument to which any or all of Sellers or Pego is a party or by which any of them or their assets or business, or the shares of Pego are bound; nor will such execution, delivery or consummation give to others any rights in or with respect to the shares of Pego of any of the assets or businesses of Pego or result in the creation of any lien, charge or encumbrance upon the shares of Pego or any such assets or businesses.

     f. Minute Books. The minute books and the corporate secretaries' files of Pego have been made available to Buyer and shall be available until the Closing Date, at which time they shall delivered to Buyer. The minute books contain a complete and accurate summary of all meetings of or actions by directors and shareholders which were required for compliance with all material statutes and regulations and are in compliance with Pego's Articles of Incorporation and Bylaws.

     g.   Financial  Statements.  Pego,  prior to the  Closing  Date,  will have delivered to Buyer true and correct copies of the following which shall be attached hereto as Exhibit 2(g): the audited balance sheet of Pego for the fiscal years ended June 30, 1995 and 1996 and the audited proforma combined statement of income, statement of changes in shareholders' equity and statement of cash flows for the fiscal years ending on June 30, 1995 and 1996, all of which have been prepared and audited, at Buyer's expense, by Harlan and Boettger, Certified Public Accountants, including any and all related notes, supplementary information and exhibits thereto (the "Audited Financial Statements"). Pego has previously delivered to Buyer the unaudited statement of income of Pego for the six months ended December 31, 1996, and the unaudited proforma combined statement of income, balance sheet, statement of changes in shareholders' equity and statement of cash flows dated June 30, 1996, including any and all related notes, supplementary information and exhibits thereto (the "Unaudited Financial Statements"). Such Unaudited Financial Statements are attached hereto as a part of Exhibit 2(g). Pego shall provide prior to the Closing Date either (i) copies of any management letter comments prepared by a firm of independent certified public accountants for Pego for the fiscal years 1994, 1995 and 1996 and Pego's responses thereto, or (ii) a certification by the Chief Financial Officer of Pego that no such comments have been received with respect to such periods. The Audited Financial Statements and the Unaudited Financial Statements are sometime referred to herein as the "Financial Statements."

     Pego represents and warrants that the Financial Statements as of, and for the periods ending on, the respective dates thereof are complete and correct in all respects and fairly present the information purported to be shown therein and (a) are in accordance with and have been derived from the books and records of Pego, (b) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated except as stated therein, (c) fairly present the combined results of operations of Pego as well as changes in shareholders' equity for the periods indicated, (d) fairly present the combined financial condition, assets and liabilities (fixed and contingent) of Pego as of the dates thereof, (e) make full and adequate provision for all fixed or contingent obligations, liabilities, or commitments of Pego as of the dates thereof in accordance with GAAP, (f) reflect all accrued and unpaid benefits of Pego's employees including, without limitation, vacation and holiday pay, sick leave and pension liability, and (g) do not contain any statement that is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. In the event it is determined, by audit or otherwise, that the Financial Statements reflect a greater than 10% adverse variance from the Unaudited Financial Statements and the Buyer elects not to close this transaction on the terms contemplated herein, then Pego shall reimburse Buyer for the actual cost of the audit.

     h. Absence of Undisclosed Liabilities. Pego does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, amounts owed to any Department of Labor), except as reserved or reflected in the Financial Statements or incurred in the ordinary course of business after the date hereof. There is no basis for the assertion against Pego of any liabilities not reflected in the Financial Statements, except for liabilities incurred in the ordinary course of business after the date hereof.

     i.   Absence of Changes.

          i. Since December 31, 1996, Pego has conducted its business and Sellers have caused Pego to conduct its business in the ordinary and usual course consistent with past practice so as to maintain and preserve intact its properties, businesses, and other assets including but not limited to the goodwill of customers and others having relations with Pego.

          ii. Since December 31, 1996, there has not been any change in or effect on the business of Pego that has had an adverse effect on Pego's business, operations, properties, assets, working capital, liabilities, relationship with marketing agents and brokers, prospects or condition (financial or otherwise), and no fact or condition exists or, to the knowledge of any Seller or Pego, is contemplated or threatened that has a reasonable probability of resulting in any change in or effect on the business of Pego or that would result in an adverse effect on Pego's business, operations, relationships with marketing agents and brokers, properties, assets, working capital, liabilities, prospects or condition (financial or otherwise). No representation or warranty is made by any or all of Sellers or Pego regarding the possible impact of future changes in federal or state law.

     j.   Insurance.

          i.   Exhibit  2(j)  sets  froth a list of all  policies  of  property, theft, fire, liability, workers' compensation, title, professional liability, life insurance, reinsurance, fidelity or any other insurance owned or maintained by Pego or in which Pego is a named insured or on which Pego is paying any premiums. Pego has provided Buyer with access to and copies of all policies listed on Exhibit 2(j). All such policies are of a type customary in businesses such as those engaged in by Pego and are and shall remain in full force and effect at all times through and as of the Closing Date, and none of the insured parties thereunder is in default with respect to any provision contained in any such insurance policies, or in the payment of premiums, nor has any party failed to give any notice or present any claim thereunder when due, to the extent such default, nonpayment or failure would have an adverse effect on Pego. Except as set forth in Exhibit 2(j) hereto, no claims have been settled during the preceding two
               (2) year period nor are there any claims outstanding with respect to any such policies which would have an adverse effect on Pego.

     k.   Title to Properties and Assets; Liens, etc.

          i. Pego does not own any real property. Exhibit 2(k) hereto is a true, complete and correct list of all personal property owned by Pego which is material to the businesses thereof including all personal property reflected in the Financial Statement. All such personal property is under physical custody of Pego, including personal property under capital leases.

          ii. Except as otherwise set forth in the Financial Statements, Pego has good and marketable title to all of its properties and assets, whether real, personal, mixed, tangible or intangible, in each case free and clear of all mortgages, liens, charges, encumbrances, security interests, adverse claims, contracts of sale, covenants, conditions or restrictions on use or transfer, or other defects of title of any kind or nature which would have an adverse effect on Pego. None of the encumbrances set forth in the Financial Statements impairs or interferes with the present or contemplated use of any of the properties subject thereto or affected thereby or otherwise impairs the business operations conducted by Pego in a manner which will have an adverse effect thereon.

          iii. Exhibit 2(k)(iii) also lists all leases and other agreement or instruments under which Pego holds, leases or is entitled to the use of any real or personal property. All such leases and agreements are in full force and effect and all rentals, royalties or other payments due and payable thereunder prior to the date hereof have been duly paid. Pego has made available to Buyer a true and correct copy of each lease and agreement for real property and for equipment utilized in the business of Pego. Buyer agrees that it shall not cause Pego to terminate any of the lease agreements currently in force and as provided to Buyer and set forth on Exhibit 2(k)(iii) for the two buildings in which Pego currently occupies its offices and shop, provided, however, that Pego shall have the right to sublease such property at any time. Any property (real or personal) covered by the terms of such leases is presently occupied or used by Pego as lessee under the terms of such leases for its business, and Pego is entitled, by the term of such leases and under applicable laws, rules and regulations, to use any leased premises and/or property for the purposes for which and in the manner in which they are currently being used by Pego. Pego is not in default or in breach of any material provision of any of its leases or licenses, nor has any event occurred which, with the passage of time or giving of notice or both, would constitute a default or breach of material provision by Pego thereunder. To Pego's knowledge, none of the other parties to any of such leases or licenses is in default or in breach of any material provision of any of such leases or licenses. Pego holds a valid leasehold or licensed interest in the property which it leases or which is licensed to it.

          iv. The property, machinery and equipment listed on Exhibit 2(j) are all of the property, machinery and equipment material to and used by Pego in the ordinary course of its operations, are in good repair, well maintained, and in good and satisfactory operating condition, except for normal wear and tear and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations. To the best knowledge of Sellers and Pego, all property, machinery and equipment used by Pego in their operations are in conformity with all applicable laws, ordinances, regulations, orders and other requirements currently in effect or scheduled to come into effect relating to their ownership, use and operation, the violation of which would have an adverse effect on the business, operations, properties, prospects, working capital, condition (financial or otherwise), liabilities or assets of Pego.

     l. Compliance with Law and Other Instruments. Attached as Exhibit 2(l) is a list of all licenses, certificates and permits of Pego, together with true and correct copies of each such license, certificate and permit, which licenses, certificates and permits are in full force and effect, and Pego is in compliance with the terms, undertakings, conditions and provisions of such licenses, certificates and permits. Pego is in compliance with all laws, ordinances, rules, regulations and orders of all governmental or regulatory entities, bodies, agencies and commissions ("Regulatory Entities") which are material and applicable to the operation of its business as currently operated and as anticipated to be operated. No notice has been issued and no investigation or review is pending or, to the knowledge of any Seller or Pego, threatened by any Regulatory Entities (i) with respect to any alleged violation by any Seller or Pego of any law, ordinance, rule, regulation, order, policy or guideline of any of the Regulatory Entities, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of Pego as operated currently and as anticipated to be operated. Except as otherwise set forth on Exhibit 2(l), no proceeding is pending, or to the knowledge of any Seller or Pego, threatened, which could result in a revocation or denial to renew any license, permit, certificate, approval or other authorization required in connection with the operation of the business of Pego as conducted on the date hereof and as Pego proposes to conduct such business thereafter. There is no existing law, rule, regulation or order prohibits Pego from conducting its business in any jurisdiction in which it is now conducting such business or in which it presently proposes to conduct business in the future.

     m. Regulatory Filings. Exhibit 2(m) contains a list of all filings and submissions (other than submission of forms and approvals) made to, and all inspection, audit or compliance survey reports received from, all federal and state regulatory bodies having jurisdiction over Pego, and (i) each of the filings and submissions listed on Exhibit 2(m) was in compliance with all applicable laws, rules and regulations in all material respects; (ii) none of the filings or submissions listed on
          Exhibit 2(m) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary in order to provide the applicable Regulatory Entities with adequate information as to Pego, subject to the jurisdiction of such Regulatory Entities; (iii) neither any of the Sellers or Pego has received notice of, and, to the knowledge of any Seller or Pego, none of the applicable Regulatory Entities have threatened to issue notice of, any deficiencies (a) with respect to any filings or submissions listed on Exhibit 2(m) or (b) with respect to the financial condition or conduct of the business of Pego under applicable regulatory standards; and (iv) neither any of the Sellers or Pego has submitted or is presently preparing or planning to prepare any written response to any inspection, audit or compliance survey report or to any notice of deficiency relating to the ownership, operations or other activities of Pego.

     n.   Material Contracts.

          i. Except as previously set forth on a different Exhibit, Exhibit 2(n)(i) sets forth a true and complete list of all written or oral contracts (in the case of oral contracts, a summary description is provided), agreements, leases, mortgages, guarantees, matters of suretyship, powers of attorney, indemnity arrangements and commitments ("Contracts") to which Pego is a party or by which any of its assets are bound and which in any case are material to the business of Pego. All the Contracts constitute legal, valid and binding obligations of Pego and (i) are in full force and effect on the date hereof, and (ii) Pego has not violated any provision of, or committed or failed to perform any act which, with notice, lapse of time or both, would constitute a default, of any material provision of any Contract. To Pego's or any Seller's knowledge, no other party to any of the Contracts is in default thereof. Except as set forth on Exhibit 2(n)(ii), Pego has performed its obligations under all Contracts in all material respects and, to Pego's knowledge, no party to any Contract has grounds to terminate such Contract. Except as set forth on Exhibit 2(n)(iii), each Contract is with unrelated third parties and was entered into on an arm's length basis in the ordinary course of business. None of the transactions contemplated by this Agreement or any Ancillary Document creates in any party to the Contracts the right to revise the terms of, to demand a penalty or premium, to terminate or to accelerate any obligations of Pego, or declare that such Contracts have been breached. Correct and complete copies of all written Contracts disclosed on Exhibit 2(n) have been made available to Buyer.

     o. Litigation. Except as set forth and summarized in Exhibit 2(o), their is no: (i) action, suit, claim, proceeding, audit or investigation pending or, to the knowledge of any Seller or Pego, after inquiry of senior management and attorneys for Sellers and Pego, threatened by any private or governmental litigant or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, against any Seller or Pego or any of their assets or employees, officers or directors (in their capacities as employees, officers or directors of Pego) or against persons or entities who perform professional services under contract with Pego; (ii) arbitration proceedings relating to any Seller or Pego pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiries pending or threatened against any Seller or Pego (including, without limitation any inquiry as to the qualification of any Seller or Pego to hold or receive any license or permit), and to the best of Sellers' or Pego's knowledge, their is no basis for any of the foregoing as to Pego or any of its employees, officers, directors or assets or as to entities or persons who perform professional services under contract with Pego in connection with the performance of such services on behalf of, or rendered to, Pego. Pego is not subject to any continuing injunction, judgment, or other order of any court, arbitrator, or governmental or quasi- governmental agency. Sellers and Pego are not in default under any order, license, regulation, or demand of any Federal, state, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.

     p. Fees and Commissions. No person, firm or other entity retained or procured by or through Sellers or Pego is entitled to or may claim any fee or other payment as a finder, broker, agent, intermediary or in any other capacity whatsoever (collectively "Intermediary") nor is any Seller or Pego acting for the benefit of any person or entity (other than the parties to this Agreement) in connection with the transactions contemplated by this Agreement, and Sellers and Pego, individually and jointly, will indemnify and hold harmless Buyer from liability for any compensation to any Intermediary retained by, or claiming through, Sellers or Pego and from the fees and expenses of defending against such liability or alleged liability. The foregoing indemnification is hereby made part of the indemnification obligation of Sellers pursuant to Section 8 hereof.

     q. Interested Party Transactions. Except for the ownership of the two buildings in which Pego currently occupies its offices and ship, no officer, director or shareholder, or any affiliate (defined below) of any such person or entity or of Pego, has, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or furnishes or sells products or services which compete with products or services which are furnished or sold by or proposed to be furnished or sold by Pego, or (ii) purchases from or sells or furnishes to Pego any goods or services, or (b) has a beneficial interest in or is a party to any contract or agreement to which Pego is a party or by which Pego may be bound or affected, or has any direct or indirect interest (other than in his capacity as a shareholder of Pego) in any property, real or personal, tangible or intangible of Pego.

          For purpose of this Agreement, the term "affiliate" shall mean any corporation, partnership, joint venture, person or other entity who directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other corporation, partnership, joint venture, person or other entity.

     r.   Taxes.

          i. Pego has accurately prepared and timely filed with the appropriate governmental authorities all Tax Returns and reports required to be filed by it under all applicable laws or regulations, including but not limited to payroll and other employee taxes which are required to be filed, and has paid, or made provision for the payment of, all amounts of Taxes which have or may have become due pursuant to said returns or reports or pursuant to any assessment which has been received by it or which are otherwise due by Pego. Pego has provided to Buyer true, accurate and complete copies of all such tax returns and all schedules and other supporting documents thereto filed by Pego with all appropriate taxing authorities, including all communications relating thereto, for each of the last three (3) fiscal years. The provisions for Taxes reflected in the Financial Statements are, or will be, adequate for all Taxes for the periods ending on the respective dates of said Financial Statements and all years and periods prior thereto and for which Pego may have been liable on such date. Pego is not a party to any pending action, proceeding or audit, nor, to the knowledge of any Seller or Pego, is any such action, proceeding or audit threatened by any governmental authority for any assessment or collection of taxes, interest, penalties, assessments or deficiencies, and there is no basis for any assessment or collection of taxes, interest, penalties, assessments, deficiencies or for any deficiency notice, thirty (30) day letter, or similar notice with respect to Taxes. There are no tax liens on any of the properties or assets of Pego. Pego has made all payments of estimated Taxes required to be made under Section 6655 of the Internal revenue Code of 1986, as amended (the "Code"), and any comparable provisions of state or local law and have collected or withheld (and have duly remitted or deposited) all amounts required to be collected or withheld. Pego has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect and there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns with the appropriate governmental authorities.

          ii. For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on
               Pego, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer, and gains taxes, and customs duties; and "Tax Return" shall mean returns, reports, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

     s. Bank Accounts. Exhibit 2(s) sets forth a true and correct list of the names and addresses of all banks and other institutions at which Pego has accounts, borrowing resolutions, deposits or safety deposit bases, with the nature of such account, the account number, and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of Pego. Except as set forth on Exhibit 2(s), all cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     t.   Employees, Consultants, Independent Contractors and Agents.

          i. Exhibit 2(t)(i) is a true and correct list of all contracts (whether written or oral) with employees, marketing representatives, agents, independent contractors and consultants of Pego, together with their titles or positions and the annualized amounts of base pay or compensation being paid to, or accrued for, each such person. Except as otherwise disclosed on
               Exhibit 2(t)(i), no contract or agreement whether written or oral, requires Pego to pay compensation, commissions (i.e., marketing sales of agent broker agreements) or other remunerations at any time subsequent to termination of such contract or agreement. Pego has not guaranteed any bonus due and/or payable, now or in the future, to any employee, representative, agent, contractor or consultant.

          ii. Attached hereto as Exhibit 2(t)(ii) is a complete list of all employees, their date of hire, their position or job description, and their annualized compensation.

          iii. Except as disclosed on Exhibit 2(t)(iii) and as approved by Buyer, neither Pego, nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Pego would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has any written or oral employment, severance or termination agreements, or any incentive compensation (including marketing or selling commissions, rates or schedules), deferred compensation, profit sharing, stock option, stock bonus, bonus plan, stock purchase savings, consultant, retirement, pension or other "fringe benefit" plan, policy, agreement or arrangement ("Plans") with or for the benefit of any officer, director, employee, agent or other person, contract with any officer or employee or any other consultant or person which is not terminable by Pego at will without liability, except as Pego right to terminate its employees at will may be limited by applicable law. A copy of each Plan as currently in effect and, if applicable, the most recent annual report, actuarial or accountant report, summary plan description, trust agreement and determination letter for each Plan is attached hereto as Exhibit 2(t)(iii).

          iv. None of the Plans is a "multi-employer plan," as such term is defined in Section (3)(37) of ERISA; each of the Plans that are subject to ERISA is in compliance with ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code; each of the Plans is so qualified and has been the subject of a favorable determination letter issued by the Internal Revenue Service or there is currently pending before the Internal Revenue Service a request for a favorable determination letter with respect to timely made modifications to the Plans as required under applicable law and regulations; (subject to such additional modifications as may be required by the Internal Revenue Service in connection with the pending favorable determination letter request) no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Pego nor an ERISA Affiliate has incurred, directly or indirectly, any liability (including any contingent liability) to or on account of a Plan pursuant to Title IV or ERISA; no proceedings have been instituted to terminate any Plan that is subject to Title IV or ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Plan; and no condition exists that presents a material risk of Pego or an ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to Title IV or ERISA.

          v. The current value of the assets of each of the Plans that are subject to Title IV of ERISA exceed the present value of the accrued benefits under each such Plan, taking into account projected salary increases and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such Plans and all contributions or other amounts payable by Pego through the Closing Date with respect to each Plan in respect of current or prior plan years have been or will be (prior to or on the Closing Date) either paid or accrued on the Financial Statements. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trust related thereto.

          vi. No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(s) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Pego or the ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee or his beneficiary).

          vii. Neither Pego nor any of its agents, representatives or employees in connection with the business of Pego have committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended, and there is not now pending nor, to knowledge of Pego after inquiry, threatened any unfair labor practice charge, complaint, labor disturbance or other controversy, administrative action or litigation respecting employment against Pego. Pego has complied with all material applicable federal, state and local equal employment opportunity and other laws related to employment, including but not limited to any and all federal, state and local rules, regulations and laws respecting employment and employment practices, terms and conditions of employment, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements, and occupations safety and health, and Pego is not engaged in any violation of any material law, rule or regulation related to employment, including any unfair labor practice or act of employment discrimination. Pego is not a party to any collective bargaining agreement with any labor union or organization representing or claiming to represent any of its employees, nor are any of the employees of Pego represented by any labor union or organization, nor are any union organizing or election activities involving any employees of Pego in progress or, to Pego's knowledge after inquiry, threatened.

     u. Environmental Matters. The operations of Pego comply with all applicable environmental and health and safety laws, regulations, ordinances and requirements. Pego has obtained all environmental, health and safety permits, licenses, authorizations or other entitlement necessary for its operations, the lack of which could cause an adverse effect on the business, operations, properties, assets, liabilities, working capital, prospects or condition (financial or otherwise) of Pego, and all such permits, licenses, authorizations or other entitlement are in good standing and Pego is in compliance with all material terms and conditions of such permits. Pego is not aware of, nor has Pego made or filed, any report or notice reporting a release, spill, emission, leaking, disposal, discharge, leaching or migration into the indoor or outdoor environment of a waste, pollutant, hazardous substance, toxic substance, hazardous waste, extremely hazardous waste, medical waste, restricted waste, special waste, asbestos or any substance or waste relating to the operations or activities of Pego, the presence of which will or could require remedial action.

     v. Books and Records. The books and records of Pego have been made available, and shall be available hereafter, to Buyer. Subject to the specific disclosures, exceptions, qualifications and limitations as to the matters represented and warranted herein, the books and records taken as a whole contain a complete and accurate record of the business and operations of Pego and have been maintained in accordance with good business practices. Pego has not engaged in any material transaction, maintained any bank account or used any of its corporate funds which has not been reflected in the regularly maintained books and records of Pego.

     w. Proprietary Rights. Pego owns or possess adequate licenses or other rights to use all copyrights, uncopyrighted works, trademarks, service marks, trade names, patents, unpatented inventions, trade secrets, know- how and other proprietary rights necessary or desirable to conduct its business as now conducted and hereafter proposed to be conducted (collectively, the "Proprietary Rights") and has made all applications and licenses necessary therefor. All such Proprietary Rights are listed and briefly described on Exhibit 2(w). Neither the validity of the Proprietary Rights nor the title thereto or use thereof by Pego is being questioned in any pending or threatened litigation and the conduct of the business of Pego, as now or heretofore conducted, does not violate licenses, copyrights, uncopyrighted works, trademarks, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions or trade secrets of others in any way which could have an adverse effect on the business, assets, liabilities, or conditions (financial or otherwise) of Pego. To Pego's knowledge, there is no infringement by others of any of the Proprietary Rights.

     x. Letters of Intent. Except with respect to Buyer an as contemplated hereby, neither any Seller nor Pego has entered into a letter of intent, agreements in principle or other written agreement, whether binding or non-binding by its terms, with respect to any merger, sale of voting securities or assets or other corporate transaction which could result in the sale, disposition or exchange of any securities or material assets of Pego, other than as contemplated by this Agreement.

     y. Receivables. All receivables of Pego shown on the Financial Statements (except to the extent reflected on the Financial Statements as reserved against uncollectible receivables) are good and collectible in the normal course of business.

     z. Fraud and Abuse. To the knowledge of any Seller or Pego, Pego's officers, directors and employees, as applicable, have not engaged in any activities which are prohibited under federal, state or local statutes or regulations or which are prohibited by rules of professional conduct or which otherwise could constitute fraud.

     aa. Post Closing Liability of Pego. Notwithstanding anything to the contrary herein, from and after the Closing Date, Sellers, and not
          Pego, shall be jointly and severally liable for any breach, inaccuracy, non-fulfillment or misrepresentation of any representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Agreement.


SECTION 3.          REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Sellers and to Pego as follows, as of the date hereof and the Closing Date:

     a. Organization and Standing. Buyer is a corporation organized, validly existing, and in good standing under the laws of the State of Utah.

     b. Corporate Power; Validity of Agreement; Consents. Buyer has all requisite corporate power and authority under its Articles of Incorporation, Bylaws and the Utah Business Corporation Act to execute and deliver this Agreement and all of the agreements, instruments and other documents to be executed and delivered by Buyer incident to the consummation of the transaction contemplated hereby, (collectively, the Buyer Ancillary Documents) to which it is a party, and to carry out and perform its obligations under the terms of this Agreement and the Buyer Ancillary Documents. The execution, delivery and performance of this Agreement and the Buyer Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Buyer. This Agreement and the Buyer Ancillary Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, legally enforceable against it in accordance with their terms, except that such enforcement may be subject to
          (a) bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (b) general principles of equity.

     c. No Violation. Subject to the fulfillment of the requirements of Sections 6.1 hereof as applicable to Buyer, the execution, delivery and performance of this Agreement and the Buyer Ancillary Documents will not and do not result in any violation or breach of, be in conflict with, or constitute a default or event of default (whether by notice or lapse of time or both) or give rise to a right of termination, cancellation or acceleration under any provision of
          (a) the Articles of Incorporation or Bylaws of Buyer or (b) any law, rule or regulation, or any judgment, decree, order, ruling, or award of any court or governmental authority, applicable to Buyer and its business as conducted on the date of this Agreement and as expected to continue thereafter based on applicable law and regulations currently in existence.

SECTION 4.        CONDUCT OF BUSINESS PENDING CLOSING; ASSETS.

     a. Ordinary Course of Business. During the period from April 8, 1997 to the Closing Date and except as otherwise agreed to by the parties in writing, Pego shall conduct its operations according to its ordinary and usual course of business consistent with past practice. Until the Closing Date, Pego shall also use its best efforts to preserve intact its business organization, contracts and properties, keep available the services of its officers and employees, maintain satisfactory relationships with licensors, suppliers, distributors, customers, employees, contractors and others having business relationships with Pego. Without limiting the generality of the foregoing, prior to the earlier of the Closing Date or the termination of this Agreement, and except as otherwise required by this Agreement or any of the Ancillary Documents, Pego shall not, and Sellers shall ensure that Pego shall not, without the prior written consent of Buyer:

          i.     amend its Articles of Incorporation or Bylaws;

          ii. authorize for issuance, issue or deliver any additional shares of any stock of any class or securities convertible into shares of stock or issue or grant any right, option, warrant or other commitment for the issuance of shares of stock or such securities;

          iii. split, combine or reclassify any shares of Pego's capital stock or declare, set aside or pay any dividend (whether in cash, stock or property) in respect of Pego's capital stock or redeem or otherwise acquire any of Pego's capital stock;

          iv. solicit or encourage any inquiries or proposals or continue any on- going negotiations (other than with Buyer) for the acquisition of any of Pego's capital stock, assets or business;

          v.     sell or purchase marketable securities owned by Pego, if any;

          vi. prepay Pego's expenses or obligations except in accordance with the terms of applicable contracts or agreements and in the ordinary course of business (or otherwise not to exceed $1,000);

          vii.   increase   compensation  and/or  benefits  for  any  of  Pego's
                 employees, consultants or officers;

          viii. terminate or enter into any employment or consulting contracts or any collective bargaining agreement;

          ix. sell or dispose of or encumber any amount of Pego's capital assets with an aggregate value of $5,000 or more or make any capital expenditures in an aggregate amount in excess of $5,000, or enter into, renew or extend any lease of capital equipment or real estate involving payments in an aggregate amount in excess of $5,000 for the term of the lease;

          x. create, amend, extend, renew, assume, incur or guarantee any indebtedness either involving amounts in excess of $1,000, individually or in the aggregate or not in the ordinary course of its business;

          xi. enter into any contract or commitment (including employment, consulting and collective bargaining agreements) or engage in any transaction which is not in the usual and ordinary course of Pego's business or which is inconsistent with Pego's past practices and which is not terminable at will upon 30 days' notice without penalty of any kind;

          xii.   create any stock option or other stock-based incentive plan;

          xiii.  acquire any other business or interest therein;

          xiv. enter into, amend or terminate (other than by expiration) any material contract to which Pego is a party or by which its assets are bound;

          xv. amend, supplement or otherwise alter, in any material respect, any contracts or relationships with suppliers or customers, except as required hereunder or pursuant to any of the Ancillary Documents;

          xvi. commence, compromise, settle, waive, approve or permit the settlement of, any litigation, proceeding, hearing, arbitration or other dispute or claim involving amounts in controversy of more than $1,000 in the aggregate, other than for fair consideration in the ordinary course of business consistent with past practice;

          xvii. enter into any agreement or engage in any transaction with any affiliate, stockholder, director, officer or affiliate of Pego;

          xviii. make any change in the accounting practices of Pego;

          xix. fail to keep in full force and effect insurance covering Pego and Pego's assets comparable in amount and scope of coverage to that which is now maintained;

          xx. fail to comply with any laws and regulations applicable to Pego, or to the conduct of Pego's business;

          xxi. enter into any agreement or arrangements, written or oral, that would cause any of the statements contained in Section 2 to be untrue; or

          xxii. enter into any contract or commitment to do any of the things described in Clauses (i) through (xxii) above.

     b. Assets. The assets of Pego as of the Closing Date (tangible and intangible) will include all the equipment, inventory and other assets being presently used in and necessary or useful for the conduct of or related to its business, except those consumed after the date hereof in the ordinary course of business or those sold with Buyer's express written consent.

SECTION 5.        ADDITIONAL AGREEMENTS.

     a.   Access and Information.

          i. Sellers and Pego have afforded and shall continue to afford Buyer and its accountants, counsel and other representatives full access during normal business hours for the period commencing on the date hereof through and as of the Closing Date to all of the properties, books, contracts, commitments, records and employees of Pego and, during such period, shall furnish to Buyer all information concerning the business, properties and personnel of Pego as Buyer may reasonably request, provided that no investigation pursuant to this Section 5 shall cure any breach of any representations or warranties of Pego and Sellers.

          ii. Sellers and Pego shall use their best efforts to cause Pego's independent auditors to make available copies of all such documents and information with respect to the business and properties of Pego as representatives of Buyer may from time to time reasonably request, including, without limitation, the working papers used to prepare the Financial Statements and income tax returns filed by Pego.

     b. Notice of Changes. Between the date hereof and the Closing Date, Sellers or Pego, as the case may be, shall promptly advise Buyer in writing of any changes or matters which change or supplement the information set forth in this Agreement or the exhibits attached hereto; provided, however, that no such change or supplement shall cure any breach of any representations or warranties of Sellers or Pego. If, between the date hereof and the Closing Date, any federal, state or local governmental authority shall commence any examination, review, investigation, action, suit or proceeding against Sellers or Pego, Sellers and Pego shall give prompt notice thereof to the others and shall keep the other parties informed as to the status thereof. Buyer shall have the right to be present at and participate in any such proceeding affecting Pego or its status or operations.

     c. Certain Defaults. Sellers and Pego shall give prompt notice to Buyer of any notice of default received by it subsequent to the date of this Agreement and prior to the Closing Date under any instrument or agreement to which any Seller and/or Pego are a party or by which any Seller and/or Pego are bound, which default could, if not remedied, result in any adverse effect on Pego's business, prospects, condition (financial or otherwise), properties, operations, working capital, liabilities, or assets or which would render incorrect any representation or warranty made herein.

     d. Consents. Each party shall cooperate with the other parties hereto and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and proper or advisable to consummate and make effect, as soon as reasonably practicable, the transactions contemplated by this Agreement and use its best efforts to file all applications and information in order to obtain the Closing Date all licenses, permits, consents or other approvals required, respectively, to be obtained by each such party from any governmental authority or other person in connection with consummation of the transactions contemplated by this Agreement, including without limitation, all consents necessary from regulatory agencies and under supplier or lease agreements, so that the same will continue in effect after the Closing.

     e. Notice of Breach. Each party shall immediately give notice to the others of the occurrence of any event, or the failure of any event to occur, that results in a breach of any representation or warranty contained herein by such party or a failure by such party to comply with any covenant, condition or agreement contained herein.

     f. Expenses. Except as otherwise expressly provided herein or in any Ancillary Document, Buyer shall pay all of its costs and expenses incurred in connection with this Agreement and the transactions contemplated herein, and the Sellers shall pay all of the costs and expenses of the Sellers incurred in connection with this Agreement and the transactions contemplated herein, and Pego shall pay all of the costs and expenses of Pego incurred in connection with this Agreement and the transactions contemplated herein.

     g. Press Release. Prior to the Closing Date, neither Buyer, Sellers, nor Pego shall issue any press releases concerning the terms and conditions of this Agreement or the transactions contemplated hereby without the prior review and approval of Buyer and seller, other than such announcements, filings or press releases as required by law.

     h. Conduct. Except as provided by this Agreement or as Buyer may otherwise consent in writing, neither Sellers nor Pego will enter into, and Sellers will prevent Pego from entering into, any transaction, take any action or permit any event to occur which would result in any of the representations and warranties contained in this Agreement, or in any other agreement, certificate or other document delivered by or on behalf of Sellers or Pego, or any of their representatives, to Buyer in connection with this Agreement or the transactions contemplated herein, not being true and correct immediately after such transaction has been entered into or consummated or such event has occurred.

     i. Further Assurances. At the request of Buyer, Sellers and/or Pego shall promptly take, or cause to be taken, all action, and do or cause to be done, all things, and execute and deliver, or caused to be executed and delivered, as the case may be, to Buyer or for the benefit of Buyer, all such further assignments, endorsements, and other documents as Buyer may reasonably request in order to consummate the transactions contemplated by this Agreement. At the request of Sellers, Buyer shall take all action, do all things, and execute and deliver to Sellers all such further assignments, endorsements, and other documents as Sellers may reason ably request in order to consummate the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or any of the Ancillary Documents, the Sellers (individually and jointly), proper officers or directors of Pego, or Buyer, as the case may be, shall take all such necessary action.

     j. No Shop. Until the Closing Date or the termination of this Agreement pursuant to Section 7 hereof, the Sellers and Pego shall not solicit, directly or indirectly, any inquiries or proposals for the acquisition of any of the capital stock, assets or business of Pego from, or furnish information relating to the foregoing to, or engage in negotiations or discussions relating to the foregoing with, or accept any proposal relating to the foregoing from, any corporation, partnership, person or other entity or group other than Buyer, and Sellers and Pego shall use all reasonable efforts to restrict any officer, director, employee, investment banker, attorney or other advisor retained by Sellers or Pego from doing any of the foregoing. Sellers and Pego shall promptly request the return or destruction of any confidential documents and information or compilations of such documents or information provided to third parties, if any, in connection with any previous negotiations or discussions since January 1, 1996, relating to the foregoing. Any Seller or Pego, as the case may be, will, immediately upon receipt, advise Buyer orally and promptly thereafter in writing of any inquiry or proposal received for the acquisition of the capital stock, assets or business of Pego.

     k. Withholding. Sellers shall provide any certificates or affidavits required by Buyer so that Buyer shall not be required to withhold any taxes from amounts to be paid the Sellers hereunder.

     l. Business Name. On and after the Closing Date, Sellers and Pego authorize Buyer to use the corporate and/or trade names of Pego for all purposes in connection with the operations of Buyer.

     m. Intercompany Indebtedness. Prior to or on the Closing Date, Sellers, at the request of Buyer, shall pay to Pego all amounts due Pego, offset by any amounts due Sellers by Pego, all as reflected in the Financial Statements and exhibits attached hereto. Prior to or as of the Closing Date, any obligation owed to Pego by any officer, director, employee, agent or representative of Pego shall be paid irrespective of the terms of repayment described in any note evidencing such obligation other than amounts advanced in the ordinary course of business under standard travel and expense plans in connection with any such person's employment, including for education purposes.

     n. Commencing in the calendar quarter following the Closing Date, Buyer shall appropriately fund Pego, as needed, not less than $50,000 per calendar quarter, and not less than $250,000 over the fifteen months following the Closing Date.

SECTION 6.        CONDITIONS PRECEDENT.

     a.   Conditions  Precedent  to  Closing.  Subject to waiver as set forth in
          Section 7(g) below, the respective obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

          i. All statutory and regulatory requirements necessary for the valid consummation by Buyer, Sellers and Pego of the transactions contemplated by this Agreement and the Ancillary Documents shall have been fulfilled; all authorizations, consents, approvals and waivers of all Regulatory Entities necessary to be obtained in order to permit consummation of the transactions contemplated by this Agreement, including, without limitation, the consents set forth in Section 2(d), shall have been obtained. The parties hereto agree to promptly apply for any license, permit or other consent necessary to consummate the transactions contemplated under this Agreement and the Ancillary Documents.

          ii. No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority or regulatory body or other legal restraint or prohibition shall be in effect, and no proceeding, action, suit or claim brought or made by any governmental authority or regulatory body shall be pending or threatened that seeks any injunction, restraining order or other order or other relief, and no statute, rule, regulation or executive order shall have been enacted, promulgated or proposed, in each case, that would prohibit the consummation of the transactions contemplated by this Agreement; it being understood that the parties hereto shall use their best efforts to have any such injunction, ruling, order, restraint or prohibition (each, a "Restraint") lifted and to oppose any action to impose a Restraint, and to reasonably extend the date set forth in Section 7(a)(ii) hereof so long as such efforts are continuing in good faith.

          iii. All approvals, consents, authorizations and waivers which Pego is required to obtain to continue obligations or rights under any Contracts after the Closing Date shall have been obtained.

          iv. Pego and Buyer each shall have complied with and performed in all material respects all of its obligations and duties hereunder as of the Closing Date and shall not have breached in any material respect any of the terms and conditions of this Agreement or the Ancillary Documents.

          v. If requested by Buyer, an authorized representatives of Pego shall have completed and executed a Protective Carryover Basis Election and Form 8023.

     b. Conditions Precedent to Obligations of Sellers. Subject to waiver as set forth in Section 7(g) below, the obligations of Sellers to effect the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          i. Buyer shall have performed and complied with all of the agreements and covenants contained in this Agreement required to be performed and complied by it on or prior to the Closing Date and the representations and warranties of Buyer contained in this Agreement shall be true in all material respects on the date hereof and as of the Closing Date.

          ii. Buyer shall have delivered to Sellers copies of the actions of its Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Documents.

          iii. No  Restraint  issued by any court of competent  jurisdiction  or governmental authority or regulatory body or other legal Restraint shall be in effect, and no proceeding, action, suit or claim brought or made by any governmental authority or regulatory body shall be rending or threatened that seeks any Restraint or other relief, and no statute, rule, regulation or executive order shall have been enacted, promulgated or proposed, in each case, that would prohibit the consummation of the transactions contemplated by this Agreement; it being understood that the parties hereto shall use their best efforts to have any such Restraint lifted and to oppose any action to impose a Restraint, and to reasonably extend the date set forth in Section 7(a)(ii) hereof so long as such efforts are continuing in good faith.

     c. Conditions Precedent to Obligations of Buyer. Subject to waiver as set forth in Section 7(g), the obligations of Buyer to effect the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          i. Sellers and Pego shall have, individually and jointly, performed and complied with all of the agreements and covenants contained in this Agreement required to be performed and complied with by each (both individually and jointly) on or prior to the Closing Date and the representations and warranties of Sellers and Pego contained in this Agreement shall be true in all material respects on the date hereof and as of the Closing Date.

          ii.  No  Restraint  issued by any court of competent  jurisdiction  or governmental authority or regulatory body or other legal Restraint shall be in effect, and no proceeding, action, suit or claim brought or made by any governmental authority, regulatory body, or third party shall be pending or threatened that seeks any Restrain or other relief, and no statute, rule, regulation or executive order shall have been enacted, promulgated or proposed, in each case, that would prohibit the consummation of the transactions contemplated by this Agreement, it being understood that the parties hereto shall use their best efforts to have any such Restraint lifted and to oppose any action to impose a Restraint, and to reasonably extend the date set forth in Section 7(a)(ii) hereof so long as such efforts are continuing in good faith.

          iii. The Sellers and Pego shall have  delivered to Buyer a certificate
               to  the  effect  that  each  of  the   conditions   specified  in
               Sections 6(c)(i) and (ii) are satisfied in all respects.

          iv. Buyer shall have received a certificate of Pego dated as of the Closing Date certifying to the incumbency of the officers of Pego signing for it and as to the authenticity of their signatures.

          v. Pego shall have delivered to Buyer certified copies of the written consent of all its shareholders and unanimous resolution of its Board of Directors authorizing and approving the execution, delivery and performance of this Agreement.

          vi. Buyer shall have received the resignations, effective as of the Closing Date, of each director and officers of Pego other than those whose Buyer shall have specified in writing at least five
               (5) business days prior to the Closing Date.

          vii. Pego's Audited Financial Statements and Unaudited Financial Statements shall indicate that (i) Pego has a proforma Tangible Net Equity (defined below) for the period ending June 30, 1997 of at least the same amount as reflected on Pego s Unaudited Financial Statements dated as of June 30, 1996 (attached hereto as Exhibit 2(g)), (ii) Pego has a proforma net income before income taxes and bonuses to employee-shareholder for the year ended June 30, 1997 of at least the amount reflected in the Unaudited Financial Statements dated as of June 30, 1996
               (attached hereto as Exhibit 2(g)). For purposes of this Agreement, the term "Tangible Net Equity" shall mean the
               Shareholders' Equity reflected on the applicable Financial Statements (defined in Section 2(g) above) reduced (to the extent included in such Shareholders' Equity) by or without taking into account Intangibles. The term "Intangibles" shall have the meaning given such term under generally accepted accounting principles and shall include patents, copyrights, franchises, trademarks, goodwill, going- concern value and similar intangible assets.

          viii. Each of the Sellers and Richard Greiner shall have executed and delivered to Buyer a Non-Competition Agreement in substantially the form attached hereto as Exhibit 6(c). The Non-Competition Agreement is at the essence of this Agreement, shall be construed independently of any other provision of this Agreement and shall be enforceable, at law or in equity to the extent permitted by law, without limitation by reason of any other provision of this Agreement, and the existence of any claim or cause of action against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant, term or provision of the Non-Competition Agreement. In the event Caruana's or Richard Greiner's employment with Pego is terminated without cause, then Section 3 of such employee's Non-Competition Agreement shall be terminated. In the event Buyer is or becomes in default of this Stock Purchase Agreement, and if such default has not been cured 30 days after the receipt by Buyer of written notice of the default, which shall include specific facts constituting the default, then Section 3 of the Non-Competition Agreement between the Buyer and Caruana shall be terminated; provided, however, that such Section 3 of the Non-Compentition Agreement shall be reinstated if the default is later cured.

          ix. Prior to the Closing Date, Buyer shall have received certified copies of release and termination agreements executed by all the shareholders of Pego, and all other parties to or which may be bound by any shareholders' agreements, voting agreements, stock option agreements and any and all other similar agreements between current and/or past shareholders or employees of Pego (collectively, the "Corporate Agreements"). The release and termination agreements to be provided hereunder shall be in form and substance acceptable to Buyer and shall provide for a full and complete release and termination of all Corporate Agreements.

          x. Prior to the Closing Date, Buyer shall have received an estoppel letter dated not more than three (3) business days prior to the Closing Date from each of the lessors of all real property occupied by Pego, in form and substance acceptable to Buyer, which estoppel letter(s) shall set forth all contracts between Pego and such lessor, the term remaining under each such contract and shall certify that as of the date of such letter(s) (i) all such contracts are in full force and effect, (ii) to the best of their knowledge, no party to any such contract has violated any provision of, or committed or failed to perform any act which, with notice, lapse of time or both, would constitute a default, of any material provision of any such contract, (iii) to the knowledge of the lessor, no other party to any of such contracts, if any, is in default thereof, and (iv) the lessor consents to and approves the transactions contemplated in this Agreement.

SECTION 7.       TERMINATION, AMENDMENT AND WAIVER; DEFAULT.

     a. Termination. This Agreement may be terminated at any time prior to the Closing Date;

          i.   By mutual agreements of Pego, Sellers and Buyer;

          ii. By the Non-Defaulting Party, in the event of a Completed Default pursuant to Section 7(b) hereof, upon written notice of default and a fifteen (15) business day cure period.

     b. Default Generally. In the event that prior to the Closing Date, any party hereto fails in the due performance or observance of its obligations under this Agreement, or any of its representations or warranties set out herein is breached or determined to be materially inaccurate as of the date of this Agreement or as of the Closing Date, then so long as such state of facts continues, such party (a "Defaulting Party") shall be deemed to be in default ("Default"). In such event, the other party or parties (individually, a "non-Defaulting Party") may deliver a written notice identifying the claimed failure, breach or inaccuracy. If said failure or breach is not or cannot be cured within fifteen (15) business days after the delivery of written notice, or said inaccurate representation or warranty is not or cannot be made true within fifteen (15) business days after the delivery of written notice, a "Completed Default" may be declared by the Non-Defaulting Party.

     c. Default by Sellers or Pego. In the event of a Completed Default by all or any of the Sellers or Pego, Buyer may (in its sole discretion):

          i. terminate this Agreement and (i) bring an action against Sellers and/or Pego for damages and/or (ii) make a Claim (as defined in Section 8(a) hereof) against Sellers or Pego as provided in
               Section 8(a) hereof; or

          ii. consummate the purchase of the Pego Stock by requiring Sellers and Pego to continue to satisfy their other covenants and agreements provided herein and, in furtherance thereof, bring an action against any or all of the Sellers and/or Pego for equitable relief, including an action for specific performance, and further to make a claim against Sellers and Pego for any damages or losses suffered by Buyer as a result of the default.

     No partial exercise of any remedy provided above shall preclude any further exercise thereof.

     d. Default by Buyer. Prior to the Closing Date, in the event of a Completed Default by Buyer, Sellers and Pego may:

          i. terminate this Agreement and (i) bring an action against Buyer for damages and/or (ii) make a Claim against Buyer as provided in
               Section 8(b) hereof; or

          ii. consummate the sale of the Pego Stock by requiring Buyer to continue to satisfy their other covenants and agreements provided herein and, in furtherance thereof, bring an action against Buyer for equitable relief, including an action for specific performance.

     No partial exercise of any remedy provided above shall preclude any further exercise thereof.

     e. Default by Hartcourt. After the Closing Date, in the event of a Completed Default, and the expiration of a 30 day cure period after written notice by the Sellers of such Completed Default, by Hartcourt arising as a result of Hartcourt's failure to redeem Hartcourt Preferred Stock as demanded by the Holders thereof pursuant to Section 1(a)(i)(2)(c) of this Agreement, Sellers shall have the right, but not the obligation, to:

          i. Exchange their shares of Hartcourt Preferred Stock for shares of Pego common stock in an amount equal to the percentage of the total purchase price being surrendered to Hartcourt in the form of Hartcourt Preferred Stock, based on the value allocated to such Preferred Stock under this Agreement. For example, if, at the time of the default, Hartcourt has paid the $500,000 cash payment, the $250,000 of Hartcourt common stock and has redeemed 250 shares of Hartcourt Preferred Stock (for an aggregate redemption price of $250,000), for total payments aggregating $1,000,000, or 44.5% of the total $2,250,000 purchase price, then, the Sellers would have the right, but not the obligation, to exchange all of their remaining 1,250 shares of Hartcourt Preferred Stock for 55.5% of the common stock of Pego.

          ii. In addition, Sellers shall receive as a penalty for the Completed Default an amount of restricted common stock of Hartcourt equal to twenty percent (20%) of the stated value of the Hartcourt Preferred Stock being surrendered to Hartcourt. The value of the payment in Hartcourt common stock shall be based on the average closing prices quoted for Hartcourt common stock for the five trading days prior to the tender of the Hartcourt Preferred Stock to Hartcourt for exchange under this Section 7(e).

     f. Effect of Termination. In the event of termination of this Agreement by either Sellers and Pego or by Buyer as provided in this Section 7, no party hereto shall have any further liability hereunder; provided, however, such termination shall not relieve a party whose breach of this Agreement gave rise to such termination from liability for the payment of liquidated damages or damages for such breach as provided herein and provided further that the indemnification provisions of
          Section 8 hereof and the confidentiality provision of Section 9 hereof will survive any such termination.

     g. Extension; Waiver. At any time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein for its benefit or in any document delivered to it pursuant hereto, and/or (c) waive compliance with any of the agreements or conditions contained herein for its benefit to the extent legally permissible. Any agreement on the part of a party hereto to such extension or waiver shall not be valid unless set forth in an instrument in writing signed on behalf of such party and shall not operate as an extension or waiver of any subsequent or other failure.

SECTION 8.      INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     a. Indemnification by Sellers. Subject to Section 8(c) hereof, Sellers (each individually and jointly) and, if this transaction is not completed, Pego, agree to indemnify, defend and hold harmless Buyer and its respective directors, officers, employees, agents, affiliates, successors, attorneys and assigns (collectively, "Indemnitee") from and against any and all losses, claims, demands, damages, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and amounts paid in settlement of any claim, act or suit) of every kind, nature and description (each, a "Claim" and collectively, "Claims") suffered by Indemnitee based upon, arising out of or otherwise in respect of:

          i. any inaccuracy in or breach or non-fulfillment of any representation, warranty, covenant or agreement of any or all of the Sellers or Pego contained in this Agreement or in any Ancillary Document, certificate or other documents delivered by or on behalf Sellers or Pego pursuant to this Agreement;

          ii. the ownership, management and conduct of Pego's business prior to and including the Closing Date, including, but not limited to, Claims arising out of termination of any of Pego's employees, if any, as of and including the Closing Date, except for Claims fully reflected or reserved against on the Financial Statements; or

          iii. any act or omission of either any or all of the Sellers or Pego, or any of their respective agents and employees in respect of periods prior to and including the Closing Date, except for Claims fully reflected or reserved against on the Financial Statements.

     b. Indemnification by Buyer. Subject to Section 8(c) hereof, Buyer agrees to indemnify, defend and hold harmless Sellers and Pego and their respective directors, officers, employees, agents, affiliates, successors, attorneys and assigns (collectively, "Pego Indemnitee") from and against any and all Claims suffered by Pego Indemnitee based upon, arising out of or otherwise in respect of any inaccuracy in or breach or non-fulfillment of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any Ancillary Document, certificate or other documents delivered by or on behalf Buyer pursuant to this Agreement.

     An Indemnitee's rights to indemnification hereunder shall not be prejudiced or limited in any manner by any right to indemnification under any of the Ancillary Documents and each such right of indemnification and agreements shall be cumulative. An Indemnitee may proceed against any or all of Sellers with respect to all or any portion of a Claim, and without first looking or continuing to look to any other party.

     c.   Notice and Opportunity to Defend.

          i. Promptly after receipt by an Indemnitee of notice of the assertion of any Claim or discovery of any fact upon which such party expects to make a claim for indemnification hereunder, the Indemnitee shall give the party or parties who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such Claim or fact in reasonable detail; provided, however, that the failure of the Indemnitee to provide notice of the Claim promptly after the Indemnitee receives notice of such Claim shall not relieve the Indemnifying Party of its obligations to indemnify the Indemnitee with respect to such Claim except to the extent that such failure actually prejudices the Indemnifying Party hereunder. Such Indemnifying Party shall have the right, at such party's option, to compromise or defend, at such party's own expense and by such party's own counsel, any such matter involving the asserted liability of the Indemnitee as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the party seeking indemnification hereunder; provided that counsel for the Indemnifying Party shall be approved by the Indemnitee; and provided further that the Indemnifying Party shall not, without the consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that adversely affects the business or operations of the Indemnitee or that does not include the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim for litigation. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, such party shall promptly notify the Indemnitee of such party's intention to do so, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and such party's counsel in the compromise of, or defense against, any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnitee shall have the right at its own expense to participate in the defense of such asserted liability.

          ii. An Indemnitee shall not compromise or settle any matter which, if sustained, would entitle the Indemnitee to indemnification hereunder from Sellers without the prior consent of Caruana or Simerco, which consent shall not be unreasonably withheld or delayed. Michael Caruana (including any successor designated by the unanimous written consent of Sellers) is hereby irrevocably designated as the Sellers' agents for purposes of consenting to any compromise or settlement in accordance with this Section 8(b)(ii) and each shall have authority to determine the validity of, satisfy, compromise, settle or otherwise to adjust any Claims on behalf of Sellers which may, in the sole judgment of either of them, affect the liability of any or all of the Sellers to any Indemnitee pursuant to this Agreement.

     d. Survival of Representations and Warranties. All representations and warranties of Sellers and Pego contained herein (including all schedules and exhibits hereto) or in any certificate, exhibit or other instrument or document delivered pursuant to this Agreement and the Ancillary Documents and the provisions of this Section 8 shall survive the execution hereof and Closing Date for a period of four (4) years from and after the Closing Date, except that with respect to any warranty or representation with respect to Taxes and/or any willful, intentional or knowing misrepresentation of Sellers or Pego or any of the officers, directors, employees, agents or representatives of Pego (collectively "Sellers and their Agents"), such warranty and representation shall survive until the later of the end of said four-year period or expiration of the applicable statute of limitations pursuant to which Buyer or any Indemnitee can seek recovery from Sellers and their Agents.

SECTION 9.      CONFIDENTIALITY.

     a. Respective Obligations. Each of the parties hereto and their respective representatives will hold in confidence any data and information obtained with respect to any other party, or the business of any other party, from any representative, officer, director or employee of such party, or from any books or records of such party in connection with this Agreement or the transactions contemplated by this Agreement, and shall not use such data and information except for the reasonable due diligence purposes of such party exclusively related to the transactions contemplated hereby. No party receiving such confidential information shall disclose such information to any person except for such party's officers, directors, independent accountants, legal counsel or other representatives (collectively, "Representatives") with a need to know such information for the purpose of evaluating the transactions contemplated hereby. The parties will inform their respective Representatives that by receiving any such confidential information, they are agreeing to be bound by the terms of this Section 9. Confidential information shall not include information in the public domain, information published or disseminated by the party generating such information without restriction to other persons, information which is independently developed by the other party, information identified in writing by the furnishing party as not being confidential or information which is required by any applicable law or regulation to be disclosed.

     b. Survival. The obligations and rights of the parties under this Section 9 shall survive any expiration or termination of this Agreement for any reason whatsoever.

     c. Termination. If this Agreement is terminated pursuant to Section 7, all copies of written data and information, including copies in the possession of such party's Representatives, obtained by any of the parties hereto from any other party shall be returned promptly to the relevant party upon request therefore by the party providing such data or information or that party's counsel. Each party hereto agrees to use all reasonable efforts to keep confidential any information obtained by it unless and until such information is ascertainable from public or published information or trade sources or is otherwise a matter of public knowledge or unless the information is needed in connection with any on-going dispute among the parties hereto.

     The obligations under this Section 9 are in addition to the and not in lieu of obligations arising under any other confidentiality or similar agreement between Buyer and any of the other parties hereto.

SECTION 10.  MISCELLANEOUS.

     a. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to principles of conflicts of laws to the extent that such principles would require the application of the laws of any jurisdiction other than the State of California.

     b. No Assignment; Successors and Assigns. Buyer may assign its rights and obligations hereunder without the consent of any other party upon notice to Sellers and to Pego. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, are binding upon and are enforceable by and against the parties and their respective legal representatives, successors and permitted assigns.

     c. Entire Agreement. This Agreement (including all the Exhibits and Schedules hereto) constitutes the full and entire understanding and agree among the parties with regard to the subject matter hereof and supersedes all prior negotiations, understandings and representations, both written and oral, if any, made by and among such parties, including, without limitation, the letter of intent dated April 8, 1997, between Pego, Buyer and certain other parties.

     d. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date of receipt, if delivered personally; (ii) two (2) days after being mailed by registered or certified mail, return receipt requested; (iii) upon delivery by commercial overnight courier (e.g., Federal Express, DHL, etc.), return receipt or confirmation of delivery requested; or (iv) by facsimile transmission with voice confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          i.   If to Buyer to:

               The Hartcourt Companies, Inc.
               19104 Norwalk Blvd.
               Artesia, California 90701
               Attn: Mr. Alan V. Phan
               Facsimile: (562) 403-1130

               With a copy to:

               American Equities LLC
               11400 Olympic Blvd., Suite 212
               Los Angeles, California 90064
               Attn: Reid Breitman
               Facsimile:(310) 312-9521

          ii.  If to Pego to:

               Pego Systems, Inc.
               1196 East Willow Street
               Long Beach, California 90806
               Attn: Michael Caruana, President
               Facsimile:(562) 490-0633

          iii. If to Michael Caruana to:

               Michael Caruana
               525 Sonoma Mountain Road
               Petaluma, California 94954
               (707) 776-2712
               (415) 382-0554

     e. Cooperation. The parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

     f. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Information disclosed in any Schedule of this Agreement shall be deemed disclosed in all Schedules of this Agreement.

     g. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default theretofore or thereafter occurring act as a waiver of any other breach or default under this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing subject to the provisions of Section 7 hereof. Except as otherwise provided herein, all remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     h. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     i. Severability. If any provision of this Agreement or any Ancillary Document entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

     j. Attorneys' Fees. In the event any arbitration, litigation or other legal action or proceeding is brought between the parties to enforce any provision of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party will be entitled to an award of judgment for all reasonable costs incurred by reason of such proceeding, including reasonable attorneys' fees even if incident to appellate, bankruptcy, post- judgment or alternative dispute resolution proceedings, payments owed to arbitrators, travel expenses, per diem expenses, witness fees, investigative fees, paralegal fees and all other reasonable charges billed by an attorney for the prevailing party. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     k. Specific Performance. Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled subject to the provisions of Section 9 hereof, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, unless the court adjudicating the motion for equitable relief otherwise requires a bond, in which case the parties agree that a bond in the amount of $1,000 is sufficient and appropriate.

     l. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any Ancillary Document. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     m. Rules of Construction. In this Agreement, unless the context otherwise requires, words in the singular include the plural and in the plural include the singular, and words of masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender, and the word "his" may include "its".

     n. Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Los Angeles County, California, in any and all actions between or among any of the parties hereto, whether arising hereunder or otherwise.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

     BUYER:

     THE HARTCOURT COMPANIES, INC.,
              a Utah corporation


     By: /s/  Alan V. Phan
        -----------------------------
              Alan V. Phan, President


     SELLERS:

     MICHAEL V. CARUANA        PEGO SYSTEMS, INC.,
                                    a California corporation

     Michael V. Caruana        By:  /s/  Michael V. Caruana
     ------------------             ----------------------------------
     Michael V. Caruana                  Michael V. Caruana, President


     SIMERCO TRADING LTD.,
          a British Virgin Islands Corporation


     By:  /s/  Nicholas Limer
          -------------------------
               Nicholas Limer,
               Attorney in fact

                              Exhibit 1(a)(iii)(a)

                Form of Employment Agreement of Michael Caruana

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of __________, 1997 by and between PEGO SYSTEMS, INC., a California corporation, (referred to as the "Company") and Michael Caruana (the "Executive").

     WHEREAS, the Company is in the business of environmental consulting and the manufacturing of certain related environmental products (the "Business");

     WHEREAS, the Executive is an experienced executive in the Business; and

     WHEREAS the Company and the Executive desire to establish an employment relationship with each other.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company agrees that the Company shall employ the Executive, and the Executive accepts employment with the Company, on the terms and conditions set forth herein.

2. Term. The term of employment (the "Employment Term") under this Agreement shall commence as of the date hereof and continue, subject to the terms and conditions of this Agreement, for a period of thirty-six (36) months from such date.

3. Position. The Company shall employ the Executive for the Employment Term as its President and Chief Executive Officer to perform when and where necessary such duties relating to the overall operation of the Company as may from time to time be assigned to the Executive by the Board of Directors. These duties shall include duties related to the "First Six Month's Agenda," to be mutually agreed upon in good faith and attached hereto as Exhibit A and all updates and modifications thereto. The Executive agrees to accept such employment and to devote his best efforts in and to the faithful performance of his duties hereunder to the exclusion of all other employment, subject to the general direction and control of the Board of Directors of the Company. The parties agree that Executive shall not be required to relocate.

4. Elected to Board. The Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company at the next Annual Meeting of Shareholders of the Company.

5.   Compensation.

     a. In consideration of the services to be rendered by the Executive for his duties pursuant to Section 3 of this Agreement, including, without limitation, any services rendered by the Executive as a director, officer or employee of the Company or of any of its subsidiaries, divisions or affiliated companies, and in full payment for the due and faithful performance of said services, the Company shall pay the Executive and the Executive agrees to accept a salary at the rate of $150,000 per year (the "Base Compensation").

     b. Payments to the Executive of his Base Compensation hereunder shall be made periodically on the dates established by the Company for payment of other executive employees, but not less frequently than once a month. All payments under this agreement shall be subject to all deductions and withholdings required by law.

     c. The Executive shall be entitled to reimbursement for reasonable expenses incurred by him in connection with his employment hereunder, upon the presentation of proper vouchers therefor in accordance with the usual procedures of the Company. Such expenses shall not exceed $1,000 per month without the authorization of the Board.

     d. The Executive shall be entitled to participate in and receive benefits (including vacation benefits) under and in accordance with the provisions of any of the Company's employee benefit plans or programs now or hereafter in effect, to the same extent that employees of the Company in positions similar to that of the Executive have the right to participate in such plans and programs. Such plans and programs will include medical insurance plans.

     e. The Executive shall be entitled during the Employment Term to an automobile allowance equal to $600 per month.

6. Termination. The employment of the Executive may be terminated by the Company upon the occurrence of any of the following events:

     a. Subject to Section 7(a) below, the Company may terminate such employment at any time without good cause upon written notice to the Executive;

     b. Such employment shall terminate automatically on the death of the Executive;

     c. The Company may terminate Executive's employment immediately upon written notice to the Executive for good cause. In such event, the Company shall pay to Executive an amount equal to three months Base Compensation. For purposes of this Agreement "good cause" shall include the following circumstances:
          i. If there is a repeated and demonstrable failure on the part of the Executive to perform material duties of Executive's management position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Company (three written notices shall be sufficient to establish "repeated and demonstrable" failure);
          ii.  If the Executive is convicted of a criminal offense;
          iii. If the Executive or any member of his or his spouse's family makes any personal profit at the expense of the Company without prior written consent of the Company.
          iv. If the Executive fails to fully observe the fiduciary duties appropriate to his position; and

          v. If the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Company that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time, after receiving written notice of such disobedience. A "reasonable period of time" shall be determined in good faith by the Board (with the Executive not voting, if Executive is then a member of the Board), but in no event shall such period be more than thirty (30) days.

     d. The Executive may terminate his employment hereunder upon two months prior written notice to the Company.

7.   Payments on Termination; Change of Control.

     a. Upon termination of the Executive's employment for any reason, the Company shall pay to the Executive, or if the termination is as a result of the death of the Executive, to his personal representative, any accrued but previously unpaid Basic Compensation prorated to the effective date of such termination. In the event the Company terminates the Executive's employment without good cause, the Company shall make severance payments equal to and in the same manner as the Executive's Basic Compensation in effect at the time of such termination for the remaining term of this Employment Agreement. To the extent Executive receives compensation from any form of employment after such termination for any part of the period during which termination payments are being made to the Executive by the Company, Executive shall immediately so inform the Company, and the termination payment payable pursuant to this subparagraph will be reduced at the rate of $0.75 for each dollar of compensation so received by Executive. In the event the Company terminates the Executive's employment with good cause, the Company shall make severance payments equal to and in the same manner as the Executive's Base Compensation in effect at the time of such termination for a period of three months from the effective date of such termination.

8.   Covenant Not to Compete.

     a. The Executive agrees that during the Employment Term, he will not, directly or indirectly, have any ownership interest of five percent or more in a corporation, firm, trust, association or other entity which is in competition with the Company.

     b. The Executive shall not, during the Employment Term and at any time within one year after the termination of his employment with the Company by the Executive or by the Company with cause, in any manner, engage or become interested in (as owner, stockholder, partner, director, officer, employee, consultant or otherwise) any business which is competitive with the business conducted by the Company or any of its affiliates at the time of the termination of his employment hereunder. This Section 8 shall not apply if the Company terminates Executive's employment without cause. The Executive's ownership of less than five percent of the stock of a publicly-owned company which competes with the Company shall not be considered a violation of the provisions of this Section 8(b).

     c. Without limiting the rights of the Company hereunder, the parties agree that in the event the Executive violates (in other than a willful violation) any of the provisions of this Section 8, the Company may give the Executive 30 days notice of such violation and opportunity to cure it; in the event the violation is not cured within such 30-day period, such violation will be grounds for termination of this Agreement and the Executive's employment hereunder for cause, in addition to any other remedies available to the Company. It is expressly understood that the limitations contained in this Section 8 shall be in addition to, and not in substitution of, any provisions of a separate non-competition agreement entered into between the Executive and the Company. To the extent any provision herein is not consistent with such non-competition agreement, the terms and provisions of the non-competition agreement shall apply.

9.   Inventions.

     a. For purposes of this Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall include, but not be limited to the definition of an invention contained in the United States Patent Laws.

     b. The Executive understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company and which are conceived or made by him during his employment by the Company either alone or with others, are the sole and exclusive property of the Company. The Executive understands and agrees that all Inventions, trademarks, or copyrights described above in this Section 9(a) are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

     c. The Executive agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Executive hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which relate to the business of the Company and agrees not to disclose any of these to others without the written consent of the Company, except as required by the conditions of his employment.

     d. The Executive agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company, (i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Agreement, (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, application procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these Inventions, for the perfection or enforcement of any trademarks or copyrights relating to such Inventions, and for the transfer of any interest the Executive may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above Inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Executive will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests arising under this Agreement.

10.  Secrecy.

     a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all computer code, software, notes, written concepts, drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

     b. The Executive agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by the Executive prior to or during his employment by the Company (whether before, during or after the Employment Term hereof), whether he has such information in his memory or in writing or other physical form. The Executive will not use for his benefit or purposes, nor disclose to others, either during the Employment Term or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company.

     c. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company. A breach of this provision shall be considered good cause for termination. Upon termination of his employment hereunder, for any reason, the Executive shall forthwith deliver up to the Company all proprietary information, including, without limitation, all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its affiliates, and no copy of any such proprietary information shall be retained by him.

11. Injunctive Relief. The Executive acknowledges that in the event of a breach or threatened breach by the Executive of any of the provisions of Sections 8, 9 or 10, monetary damages will not adequately compensate the Company and the Company shall be entitled to an injunction restraining the Executive from the commission of such breach, in addition to any other remedies or rights the Company may have.

12. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid registered or certified mail, return receipt requested. Such duly mailed notice shall be deemed given when dispatched. The address for mailed notices shall be:

     a.   For the Executive:
                         Mr. Michael Caruana
                         525 Sonoma Mountain Road
                         Petaluma, California 94954
                         Telephone:   (707) 776-2712
                         Facsimile: (415) 382-0554

     b.   For the Company:

                         Pego Systems, Inc.
                         1196 East Willow Street
                         Long Beach, California 90806
                         Attn: Michael Caruana
                         Facsimile: (562) 490-0633

with a copy to:          The Hartcourt Companies, Inc.
                         19104 Norwalk Blvd.
                         Artesia, California 90701
                         Attn: Mr. Alan V. Phan
                         Facsimile: (562) 403-1130
with a copy to:
                         American Equities LLC
                         11400 Olympic Blvd. Suite 212
                         Santa Monica, California 90064
                         Telephone: (310) 785-0330
                         Facsimile: (310) 312-9521

Any party may notify the other parties in writing of a change of address by serving notice in the manner provided in this Section.

13. No Conflicting Agreements. Except as set forth herein, the Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any agreement to which he is a party or by which he is bound.

14. Governing Law; Entire Agreement. This Agreement shall be construed according to the laws of the State of California, and constitutes the entire understanding between the parties, superseding and replacing all prior understandings and agreements relating to employment between the Company and the Executive and the parties shall cause such other agreements, if any, to be terminated. This Agreement cannot be changed or terminated except by an instrument in writing signed by each of the parties hereto.

15. Amendments. If any provision of this Agreement or the application thereof shall for any reason be invalid or unenforceable, such provision shall be limited only to the extent necessary in the circumstances to make such provision valid and enforceable and its partial or total invalidity or unenforceability shall in any event not affect the remaining provisions of this Agreement which shall continue in full force and effect.


     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                               PEGO SYSTEMS, INC.


                               By: ________________
                                   Richard Greiner


                               MICHAEL V. CARUANA


                               ____________________

                                    EXHIBIT A

                            First Six Month's Agenda

     Executive shall use his reasonable best efforts to accomplish the following objectives during the first six months of the Employment Term:

                              Exhibit 1(a)(iii)(b)

                 Form of Employment Agreement of Richard Greiner

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of __________, 1997 by and between PEGO SYSTEMS, INC., a California corporation, (referred to as the "Company") and Richard Greiner (the "Executive").

     WHEREAS, the Company is in the business of environmental consulting and the manufacturing of certain related environmental products (the "Business");

     WHEREAS, the Executive is an experienced executive in the Business; and

     WHEREAS the Company and the Executive desire to establish an employment relationship with each other.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company agrees that the Company shall employ the Executive, and the Executive accepts employment with the Company, on the terms and conditions set forth herein.

2. Term. The term of employment (the "Employment Term") under this Agreement shall commence as of the date hereof and continue, subject to the terms and conditions of this Agreement, for a period of thirty-six (36) months from such date.

3. Position. The Company shall employ the Executive for the Employment Term as its Vice President to perform when and where necessary such duties relating to the overall operation of the Company as may from time to time be assigned to the Executive by the Board of Directors. These duties shall include duties related to the "First Six Month's Agenda," to be mutually agreed upon in good faith and attached hereto as Exhibit A and all updates and modifications thereto. The Executive agrees to accept such employment and to devote his best efforts in and to the faithful performance of his duties hereunder to the exclusion of all other employment, subject to the general direction and control of the Board of Directors of the Company. The parties agree that Executive shall not be required to relocate.

4. Elected to Board. The Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company at the next Annual Meeting of Shareholders of the Company.

5.   Compensation.

     a. In consideration of the services to be rendered by the Executive for his duties pursuant to Section 3 of this Agreement, including, without limitation, any services rendered by the Executive as a director, officer or employee of the Company or of any of its subsidiaries, divisions or affiliated companies, and in full payment for the faithful performance of said services, the Company shall pay the Executive and the Executive agrees to accept a salary at the rate of $ per year (the "Base Compensation"). In addition, the Company shall cause to be issued to Executive an amount of the common stock of The Hartcourt Companies, Inc., a Utah corporation ("Hartcourt"), $0.001 par value (the "Common Stock"), equal to an aggregate of $50,000, based on the average bid price per share of such Common Stock quoted on the Nasdaq bulletin board, or on such other securities exchange as the Common Stock is then trading, for the five trading days prior to the execution of this agreement. Such Common Stock shall be restricted securities, as such term is used in Rule 144 promulgated under the Securities Act of 1933, as amended, and Executive shall enter into an agreement with Hartcourt which provides that Executive shall not sell any of such shares of Common Stock for a period of two years after the issuance of such shares.

     b. Payments to the Executive of his Base Compensation hereunder shall be made periodically on the dates established by the Company for payment of other executive employees, but not less frequently than once a month. All payments under this agreement shall be subject to all deductions and withholdings required by law.

     c. The Executive shall be entitled to reimbursement for reasonable expenses incurred by him in connection with his employment hereunder, upon the presentation of proper vouchers therefor in accordance with the usual procedures of the Company. Such expenses shall not exceed $1,000 per month without the authorization of the Board.

     d. The Executive shall be entitled to participate in and receive benefits (including vacation benefits) under and in accordance with the provisions of any of the Company's employee benefit plans or programs now or hereafter in effect, to the same extent that employees of the Company in positions similar to that of the Executive have the right to participate in such plans and programs. Such plans and programs will include medical insurance plans.

     e. The Executive shall be entitled during the Employment Term to an automobile allowance equal to $400 per month.

6. Termination. The employment of the Executive may be terminated by the Company upon the occurrence of any of the following events:

     a. Subject to Section 7(a) below, the Company may terminate such employment at any time without good cause upon written notice to the Executive;

     b. Such employment shall terminate automatically on the death of the Executive;

     c. The Company may terminate Executive's employment immediately upon written notice to the Executive for good cause. In such event, the Company shall pay to Executive an amount equal to three months Base Compensation. For purposes of this Agreement "good cause" shall include the following circumstances:
          i. If there is a repeated and demonstrable failure on the part of the Executive to perform material duties of Executive's management position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Company (three written notices shall be sufficient to establish "repeated and demonstrable" failure);
          ii.  If the Executive is convicted of a criminal offense;
          iii. If the Executive or any member of his or his spouse's family makes any personal profit at the expense of the Company without prior written consent of the Company.
          iv. If the Executive fails to fully observe the fiduciary duties appropriate to his position; and
          v. If the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Company that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time, after receiving written notice of such disobedience. A "reasonable period of time" shall be determined in good faith by the Board (with the Executive not voting, if Executive is then a member of the Board), but in no event shall such period be more than thirty (30) days.

     d. The Executive may terminate his employment hereunder upon two months prior written notice to the Company.

7.   Payments on Termination; Change of Control.

     a. Upon termination of the Executive's employment for any reason, the Company shall pay to the Executive, or if the termination is as a result of the death of the Executive, to his personal representative, any accrued but previously unpaid Basic Compensation prorated to the effective date of such termination. In the event the Company terminates the Executive's employment without good cause, the Company shall make severance payments equal to and in the same manner as the Executive's Basic Compensation in effect at the time of such termination for the remaining term of this Employment Agreement. To the extent Executive receives compensation from any form of employment after such termination for any part of the period during which termination payments are being made to the Executive by the Company, Executive shall immediately so inform the Company, and the termination payment payable pursuant to this subparagraph will be reduced at the rate of $0.75 for each dollar of compensation so received by Executive. In the event the Company terminates the Executive's employment with good cause, the Company shall make severance payments equal to and in the same manner as the Executive's Base Compensation in effect at the time of such termination for a period of three months from the effective date of such termination.

8.   Covenant Not to Compete.

     a. The Executive agrees that during the Employment Term, he will not, directly or indirectly, have any ownership interest of five percent or more in a corporation, firm, trust, association or other entity which is in competition with the Company.

     b. The Executive shall not, during the Employment Term and at any time within one year after the termination of his employment with the Company by the Executive or by the Company with cause, in any manner, engage or become interested in (as owner, stockholder, partner, director, officer, employee, consultant or otherwise) any business which is competitive with the business conducted by the Company or any of its affiliates at the time of the termination of his employment hereunder. This Section 8 shall not apply if the Company terminates Executive's employment without cause. The Executive's ownership of less than five percent of the stock of a publicly-owned company which competes with the Company shall not be considered a violation of the provisions of this Section 8(b).

     c. Without limiting the rights of the Company hereunder, the parties agree that in the event the Executive violates (in other than a willful violation) any of the provisions of this Section 8, the Company may give the Executive 30 days notice of such violation and opportunity to cure it; in the event the violation is not cured within such 30-day period, such violation will be grounds for termination of this Agreement and the Executive's employment hereunder for cause, in addition to any other remedies available to the Company. It is expressly understood that the limitations contained in this Section 8 shall be in addition to, and not in substitution of, any provisions of a separate non-competition agreement entered into between the Executive and the Company. To the extent any provision herein is not consistent with such non-competition agreement, the terms and provisions of the non-competition agreement shall apply.

9.   Inventions.

     a. For purposes of this Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall include, but not be limited to the definition of an invention contained in the United States Patent Laws.

     b. The Executive understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company and which are conceived or made by him during his employment by the Company either alone or with others, are the sole and exclusive property of the Company. The Executive understands and agrees that all Inventions, trademarks, or copyrights described above in this Section 9(a) are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

     c. The Executive agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Executive hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which relate to the business of the Company and agrees not to disclose any of these to others without the written consent of the Company, except as required by the conditions of his employment.

     d. The Executive agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company, (i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Agreement, (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, application procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these Inventions, for the perfection or enforcement of any trademarks or copyrights relating to such Inventions, and for the transfer of any interest the Executive may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above Inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Executive will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests arising under this Agreement.

10.  Secrecy.

     a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all computer code, software, notes, written concepts, drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

     b. The Executive agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by the Executive prior to or during his employment by the Company (whether before, during or after the Employment Term hereof), whether he has such information in his memory or in writing or other physical form. The Executive will not use for his benefit or purposes, nor disclose to others, either during the Employment Term or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company.

     c. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company. A breach of this provision shall be considered good cause for termination. Upon termination of his employment hereunder, for any reason, the Executive shall forthwith deliver up to the Company all proprietary information, including, without limitation, all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its affiliates, and no copy of any such proprietary information shall be retained by him.

11. Injunctive Relief. The Executive acknowledges that in the event of a breach or threatened breach by the Executive of any of the provisions of Sections 8, 9 or 10, monetary damages will not adequately compensate the Company and the Company shall be entitled to an injunction restraining the Executive from the commission of such breach, in addition to any other remedies or rights the Company may have.

12. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid registered or certified mail, return receipt requested. Such duly mailed notice shall be deemed given when dispatched. The address for mailed notices shall be:

     a.   For the Executive:
                         Mr. Richard Greiner
                         1196 East Willow Street
                         Long Beach, California 90806
                         Attn: Richard Greiner
                         Facsimile:(562) 490-0633

     b.   For the Company:

                         Pego Systems, Inc.
                         1196 East Willow Street
                         Long Beach, California 90806
                         Attn: Michael Caruana
                         Facsimile: (562) 490-0633

with a copy to:          The Hartcourt Companies, Inc.
                         19104 Norwalk Blvd.
                         Artesia, California 90701
                         Attn: Mr. Alan V. Phan
                         Facsimile: (562) 403-1130
with a copy to:
                         American Equities LLC
                         11400 Olympic Blvd. Suite 212
                         Santa Monica, California 90064
                         Telephone: (310) 785-0330
                         Facsimile: (310) 312-9521

Any party may notify the other parties in writing of a change of address by serving notice in the manner provided in this Section.

13. No Conflicting Agreements. Except as set forth herein, the Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any agreement to which he is a party or by which he is bound.

14. Governing Law; Entire Agreement. This Agreement shall be construed according to the laws of the State of California, and constitutes the entire understanding between the parties, superseding and replacing all prior understandings and agreements relating to employment between the Company and the Executive and the parties shall cause such other agreements, if any, to be terminated. This Agreement cannot be changed or terminated except by an instrument in writing signed by each of the parties hereto.

15. Amendments. If any provision of this Agreement or the application thereof shall for any reason be invalid or unenforceable, such provision shall be limited only to the extent necessary in the circumstances to make such provision valid and enforceable and its partial or total invalidity or unenforceability shall in any event not affect the remaining provisions of this Agreement which shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                               PEGO SYSTEMS, INC.


                               By: _________________________
                               Michael Caruana, President


                               RICHARD GREINER


                               _____________________________

                                    EXHIBIT A

                            First Six Month's Agenda

     Executive shall use his reasonable best efforts to accomplish the following objectives during the first six months of the Employment Term:

                                Exhibit 1(a)(iv)

                   Bonus, Compensation, Health and Other Plans

                                 Exhibit 2(b)(i)

                Authorized, Issued and Outstanding Capital Stock

COMMON STOCK

Authorized:

75,000 Shares Authorized.

Outstanding:

     Shareholder                         Shares              Percentage
     -----------                         ------              ----------
     Michael V. Caruana                  20,000                 60.6%
     Simerco, Ltd.                       13,000                 39.4%

     No other common stock is outstanding.

PREFERRED STOCK

None.

                                  Exhibit 2(g)

                              FINANCIAL STATEMENTS

                                  Exhibit 2(j)

                         Insurance Policies and Claims

                                  Exhibit 2(k)

                           Material Personal Property

                                Exhibit 2(k)(iii)

                              Real Property Leases

                                  Exhibit 2(l)

                     Licenses, Certificates and Permits and
                         Pending/Threatened Proceedings

                                  Exhibit 2(m)

                               Regulatory Filings

                                 Exhibit 2(n)(i)

                               Material Contracts

                                Exhibit 2(n)(ii)

                              Contracts in Default

                               Exhibit 2(n)(iii)

                            Related Party Contracts

                                  Exhibit 2(o)

                               Litigation Summary

                                  Exhibit 2(s)

                                 Bank Accounts

Bank Name     Address                   Account No.       Signatories

                                 Exhibit 2(t)(i)

          Employment, Consulting and Other Personal Service Contracts

Employee      Position/Job Description        Hire Date        Annual Salary

                                Exhibit 2(t)(ii)

                                 Employee List

Employee      Position/Job Description        Hire Date        Annual Salary

                                Exhibit 2(t)(iii)

                                  ERISA Plans

                                  Exhibit 2(w)

                               Proprietary Rights

Right                             Description                        Expiration

                                  Exhibit 6(c)

                    Form of Covenant Not to Compete Agreement

                        COVENANT NOT TO COMPETE AGREEMENT

     THIS COVENANT NOT TO COMPETE AGREEMENT (the "Agreement") is made as of _______________, 19__ by and between The Hartcourt Companies, a Utah corporation ("Buyer"); and_______________, an individual ("Employee").

                             Preliminary Statements:

1. Buyer and Employee are parties to either (1) a Stock Purchase Agreement dated as of June __, 1997, and/or (2) an Employment Agreement dated as of _______________, 1997. Pursuant to the Stock Purchase Agreement, Buyer is acquiring 100% of the outstanding Common Stock of Pego Systems, Inc., a California corporation ("Pego"). Pego is the operator of an environmental consulting and manufacturing business in California (the "Environmental Business").

2. Buyer intends to continue the Environmental Business after the closing of the Stock Purchase Agreement.

3. A condition precedent to the closing of the Stock Purchase Agreement is the execution by Employee of an agreement restricting him from engaging in certain activities that would be detrimental to the business of Buyer and to the Environmental Business.

4.        Employee   will  derive   substantial   personal   benefit   from  the
     consummation of the transactions contemplated by the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                   Agreement:


1. Consideration. As consideration for the faithful performance of Employee of all of the terms of this Agreement, Buyer shall pay to Employee [the sum of [$100,000] [$50,000 in restricted Common Stock of the Hartcourt Companies, Inc., $0.001 par value (the "Hartcourt Common Stock")] payable upon closing of the Stock Purchase Agreement (the "Non-Compete Payment").

2.   Confidentiality.

     a. Employee acknowledges that during the course of his association with Pego, he has had and may in the future be given access to or may become acquainted with Confidential Information and Trade Secrets of Pego. As used in this Section 2, Confidential Information and Trade
          Secrets of Pego means all trade practices, supplier and customers lists, business and/or marketing plans, financial information, and all other compilations of information that relate to the business of Pego and its predecessors, affiliates, customers or suppliers, and which have not been disclosed by Pego to the public. Pego and Employee acknowledge that the Confidential Information and Trade Secrets of Pego, as such may exist from time to time, are valuable, confidential, special and unique assets of Pego, expensive to produce and maintain and essential for the profitable operation of the Environmental Business.

     b. At all times from and after the date of this Agreement, except with Buyer's express prior written consent, Employee shall not, directly or indirectly, communicate, disclose or divulge to any Person (as defined in Section 4 hereof), or use for his benefit or the benefit of any Person, in any manner, any Confidential Information and Trade Secrets of Pego, except as may be required by law.

3. Noncompetition. For a period of five years commencing on the Closing Date, and for one year following the termination of Employee's employment with the Company by the Employee or by the Company with cause, Employee shall not, except with prior written consent of Buyer or Pego, or in the proper course of any consulting relationship with Pego or Buyer, directly or indirectly, in any capacity, for the benefit of any Person:

     a.   Within  the  geographical   area  consisting  of  the  United  States,
          establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent/broker or representative of, or be a consultant to, any Person in connection with the Environmental Business or similar organization or entity which does or could be considered in competition with Buyer (only to the extent of Buyer's conduct of business similar to the business of Pego) or Pego or any of their subsidiaries and affiliates (collectively, "Competitors"); provided, however, that Employee may own up to 5% of the issued and outstanding securities of a publicly-traded company in the above-described industries.

     b. Solicit, interfere with, employ, endeavor to entice away from Pego, or any subsidiary of Pego, any person who has been an employee of Pego or any subsidiary or Pego in the preceding twelve-month period immediately preceding the Closing Date (as such term is defined in the Stock Purchase Agreement) and thereafter.

4. Definition of "Person". For the purposes of this Agreement, the term "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, subsidiary or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

5. Reliance. Employee acknowledges that this Agreement has been executed concurrently with the closing of the Stock Purchase Agreement and the execution of an Employment Agreement with Employee, and that his compliance with the terms of this Agreement is an essential part of the transactions contemplated by the Stock Purchase Agreement. Employee further acknowledges that his compliance with the provisions of Sections 2 and 3 of this Agreement (hereinafter referred to as the "Restrictive Covenants") is a material part of the consideration bargained for by Buyer hereunder and under the Stock Purchase Agreement and Employment Agreement. Employee agrees to be bound by the provisions of Sections 2 and 3 of this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the provisions of Sections 2 and 3 of this Agreement shall be enforceable. However, the parties further agree that if any portion of any of the Restrictive Covenants or their application is construed to be invalid or unenforceable by a competent court, then the other portions thereof and the other Restrictive Covenants and their application shall not be affected thereby and shall be enforceable. If any of the Restrictive Covenants shall for any reason be held to be excessively broad as to duration, geographical scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor so as to be enforceable to the maximum extent compatible with the applicable law, and such Restrictive Covenant shall then be enforceable in its reduced or limited form.

6. Equitable Relief and Other Remedies. Employee acknowledges that any breach by him of any of the Restrictive Covenants will result in irreparable injury to Buyer, Pego and/or their respective subsidiaries or affiliates, for which money damages could not be adequate compensation. In the event of any such breach, Buyer and Pego shall be entitled, in addition to all other rights and remedies which Buyer and Pego may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and all other Persons involved therein from continuing such breach. Buyer and Pego shall be entitled to such injunction without the necessity of posting any bond, but if a bond is nonetheless required by the court entertaining the motion for injunction, the parties hereto agree that a bond in the amount of $1,000 is appropriate. The existence of any claim or cause of action which Employee, or any other Person, may have against Buyer, Pego or any subsidiary or affiliate of Buyer or Pego shall not constitute a defense or bar to the enforcement of any of the Restrictive Covenants. If Buyer or Pego must resort to litigation to enforce any of the Restrictive Covenants which as a fixed term, then such term shall be extended for a period of time equal to the period of such breach, beginning on the date of a final court order (without further right of appeal) acknowledging the validity of such Restrictive Covenant or, if later, the last day of the original fixed term of the Restrictive Covenant.

7. Condition Precedent. This Agreement shall be effective as of the Closing Date under the Stock Purchase Agreement and the consummation of the Stock Purchase Agreement shall be a condition precedent to the obligations of the parties hereunder.

8.        Miscellaneous.

     a. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter.

     b. Amendment. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

     c.   Early  Termination.  In the event  Employee's  employment with Pego is terminated without cause, then Section 3 of this Non-Competition Agreement shall be terminated. In the event Buyer is or becomes in default of the Stock Purchase Agreement referred to above, and if such default has not been cured 30 days after the receipt by Buyer of written notice of the default, which shall include specific facts constituting the default, then Section 3 of the Non-Competition Agreement between the Buyer and Michael Caruana shall be terminated; provided, however, that such Section 3 of the Non-Competition Agreement shall be reinstated if the default is later cured.

     d. Waivers and Remedies. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     e. Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     f. Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     g. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date of receipt, if delivered personally; (ii) two (2) days after being mailed by registered or certified mail, (iii) upon delivery by commercial overnight courier (e.g., Federal Express, DHL, etc.), return receipt or confirmation of delivery requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Employee:

                         ___________________________
                         ___________________________
                         ___________________________


               If to Buyer

                         The Hartcourt Companies, Inc.
                         19104 Norwalk Blvd.
                         Artesia, California 90701
                         Attn: Mr. Alan V. Phan
                         Facsimile: (562) 403-1130
with a copy to:
                         American Equities LLC
                         11400 Olympic Blvd. Suite 212
                         Santa Monica, California 90064
                         Telephone: (310) 785-0330
                         Facsimile: (310) 312-9521

     h. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     i. Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the state of California without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the state of California.

     j. Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Los Angeles, California in any and all actions between or among any of the parties hereto, whether arising hereunder or otherwise.

     k. Attorneys' Fees. In the event any arbitration, litigation or other legal action or proceeding is brought between the parties to enforce any provision of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party will be entitled to an award of judgment for all reasonable costs incurred by reason of such proceeding, including reasonable attorneys' fees even if incident to appellate, bankruptcy, post- judgment or alternative dispute resolution proceedings, travel expenses, per diem expenses, witness fees, investigative fees, paralegal fees and all other reasonable charges billed by an attorney for the prevailing party. A party not entitled to recover its costs shall not recover attorneys' fees.

     IN WITNESS WHEREOF, the parties hereto have placed their hands as of the day and year first above written.

                                      BUYER

                                      THE HARTCOURT COMPANIES, INC.

                                      By:__________________________________
                                              Alan V. Phan, President

                                      SELLER/EMPLOYEE:


                                      By:__________________________________

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into on the 30th day of September, 1997, by and among The Hartcourt Companies, Inc., a Utah corporation (AHartcourt") or its assignee ("Buyer"), Michael V. Caruana ("Caruana") and Simerco, Ltd., a British Virgin Islands Corporation ("Simerco," and together with Caruana, the "Sellers") and Pego Systems, Inc., a California corporation ("Pego").

     WHEREAS, the Buyer and the Sellers have previously entered into that certain Stock Purchase Agreement, dated June , 1997 (the Stock Purchase "Agreement");

     WHEREAS, the Buyers and Sellers have agreed that certain real estate will be included in the sale as an asset owned by Pego;

     NOW THEREFORE, the parties amend the Stock Purchase Agreement as follows:

1.   Section 1.I(1) is hereby deleted and restated as follows:

          (1) The Purchase Price shall be Two Million Four Hundred Fifty Thousand Dollars ($2,450,000), including the consideration to be paid pursuant to the non-compete agreement under Section 1.a.ii below.

2.   A subparagraph 1.i.(2)(b) is amended as follows:

          (d) The sum of A$150,000" is deleted and replaced with $350,000, Such that $350,000 of the Purchase Price will be paid in Hartcourt Restricted Common Stock.

3.   Section 2.k.i. is amended as follows:

          The first sentence which states APego does not own any real property is deleted and replaced with AAt the Closing Date, Pego will own good and marketable title to the Real Property, described as:

               Parcel 1 as shown on Parcel Map 11497, in the City of Signal Hill, in the County of Los Angeles, State of California, as per map filed in book 113 pages 78 and 79 of Parcel Maps, in the Office of the County Recorder of said County.

          Such Real Property secures a first note and deed of trust in favor of Squire Fridell, III and Suzanne Fridell, Trustees under the Fridell Revocable Family Trust dated April 27, 1983, in the approximate amount of $1,213,751. There are no other encumbrances on the title of such Real Property. Such note and trust deed are in good standing, and there is no event, either currently or with the passage of time or with notice, which would cause or result in a default under such note and deed of trust. The beneficiary of such note has consented to the transfer of the Real Property to Pego.

4. Buyer shall not have any restriction against terminating any lease of space in the Real Property.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

     BUYER:

     THE HARTCOURT COMPANIES, INC.,
              a Utah corporation


     By: /s/  Alan V. Phan
        -----------------------------
              Alan V. Phan, President


     SELLERS:

     MICHAEL V. CARUANA        PEGO SYSTEMS, INC.,
                                    a California corporation

     Michael V. Caruana        By:  /s/  Michael V. Caruana
     ------------------             ----------------------------------
     Michael V. Caruana                  Michael V. Caruana, President


     SIMERCO TRADING LTD.,
          a British Virgin Islands Corporation


     By:  /s/  Nicholas Limer
          -------------------------
               Nicholas Limer,
               Attorney in fact

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our report included in the Registration Statement on Form 8-K dated October 6, 1997 relating to the financial statements of Pego Systems, Inc.

Harlan & Boettger, LLP

San Diego, California
October 21, 1997